Exhibit 10.21

Certain confidential information contained in this exhibit, marked by brackets, has been redacted in accordance with Regulation S-K Item 601(b) because the information (i) is not material and (ii) would be competitively harmful if disclosed.

GRANT AGREEMENT

NUMBER [***] — FLITE

This Agreement (‘the Agreement’) is between the following parties:

on the one part,

the Innovation and Networks Executive Agency (INEA) (‘the Agency’), under the powers delegated by the European Commission (‘the Commission’), represented for the purposes of signature of this Agreement by Head of Department, Innovation and Networks Executive Agency, Horizon 2020 Department, Alan HAIGH,

and

on the other part,

1.‘the coordinator’:

SKYNRG BV (SKYNRG), established in PARADIJSPLEIN 1, AMSTERDAM 1093 NJ, Netherlands, VAT number: [***], represented for the purposes of signing the Agreement by Maarten VAN DIJK and the following other beneficiaries, if they sign their ‘Accession Form’ (see Annex 3 and Article 56):

2.RSB ROUNDTABLE ON SUSTAINABLE BIOMAATERIALS ASSOCIATION (RSB), established in CHEMIN DE BALEXERT 7, CHATELAINE 1219, Switzerland, VAT number: [***],

3.LANZATECH BV (LTBV), established in HERIKERBERGWEG 238 LUNA ARENA, AMSTERDAM 1101 CM, Netherlands,

4.E4TECH (UK) LTD (E4TECH), established in VICTORIA STREET 83, LONDON SW1H 0HW, United Kingdom, VAT number: [***],

5.FRAUNHOFER GESELLSCHAFT ZUR FOERDERUNG DER ANGEWANDTEN FORSCHUNG E.V. (Fraunhofer), established in HANSASTRASSE 27C, MUNCHEN 80686, Germany, VAT number: [***]

Unless otherwise specified, references to ‘beneficiary’ or ‘beneficiaries’ include the coordinator.

The parties referred to above have agreed to enter into the Agreement under the terms and conditions below.

By signing the Agreement or the Accession Form, the beneficiaries accept the grant and agree to implement it under their own responsibility and in accordance with the Agreement, with all the obligations and conditions it sets out.

The Agreement is composed of:

Terms and Conditions

Annex 1	Description of the action

Annex 2	Estimated budget for the action

2a Additional information on the estimated budget

Annex 3	Accession Forms

Annex 4	Model for the financial statements

Annex 5	Model for the certificate on the financial statements

Annex 6	Model for the certificate on the methodology

TERMS AND CONDITIONS

TABLE OF CONTENTS
CHAPTER 1 GENERAL		12
ARTICLE 1 - SUBJECT OF THE AGREEMENT		12
CHAPTER 2 ACTION		12
ARTICLE 2 - ACTION TO BE IMPLEMENTED		12
ARTICLE 3 - DURATION AND STARTING DATE OF THE ACTION		12
ARTICLE 4 - ESTIMATED BUDGET AND BUDGET TRANSFERS		12
4.1.	Estimated budget	12
4.2.	Budget transfers	12
CHAPTER 3 GRANT		12
ARTICLE 5 - GRANT AMOUNT, FORM OF GRANT, REIMBURSEMENT RATES AND FORMS OF COSTS		12
5.1.	Maximum grant amount	12
5.2.	Form of grant, reimbursement rates and forms of costs	13
5.3.	Final grant amount — Calculation	13
5.4	Revised final grant amount — Calculation	15
ARTICLE 6 - ELIGIBLE AND INELIGIBLE COSTS		15
6.1.	General conditions for costs to be eligible	15
6.2.	Specific conditions for costs to be eligible	16
6.3.	Conditions for costs of linked third parties to be eligible	24
6.4.	Conditions for in-kind contributions provided by third parties free of charge to be eligible	24
6.5.	Ineligible costs	24
6.6.	Consequences of declaration of ineligible costs	25
CHAPTER 4 RIGHTS AND OBLIGATIONS OF THE PARTIES		25
SECTION 1 RIGHTS AND OBLIGATIONS RELATED TO IMPLEMENTING THE ACTION		25
ARTICLE 7 - GENERAL OBLIGATION TO PROPERLY IMPLEMENT THE ACTION		25
7.1.	General obligation to properly implement the action	25
7.2.	Consequences of non-compliance	25
ARTICLE 8 - RESOURCES TO IMPLEMENT THE ACTION - THIRD PARTIES INVOLVED IN THE ACTION		25

ARTICLE 9 - IMPLEMENTATION OF ACTION TASKS BY BENEFICIARIES NOT RECEIVING EU FUNDING		26
ARTICLE 10 - PURCHASE OF GOODS, WORKS OR SERVICES		26
10.1.	Rules for purchasing goods, works or services	26
10.2.	Consequences of non-compliance	26
ARTICLE 11 - USE OF IN-KIND CONTRIBUTIONS PROVIDED BY THIRD PARTIES AGAINST PAYMENT		27
11.1.	Rules for the use of in-kind contributions against payment	27
11.2.	Consequences of non-compliance	27
ARTICLE 12 - USE OF IN-KIND CONTRIBUTIONS PROVIDED BY THIRD PARTIES FREE OF CHARGE		27
12.1.	Rules for the use of in-kind contributions free of charge	27
12.2.	Consequences of non-compliance	28
ARTICLE 13 - IMPLEMENTATION OF ACTION TASKS BY SUBCONTRACTORS		28
13.1.	Rules for subcontracting action tasks	28
13.2.	Consequences of non-compliance	29
ARTICLE 14 - IMPLEMENTATION OF ACTION TASKS BY LINKED THIRD PARTIES		29
14.1.	Rules for calling upon linked third parties to implement part of the action	29
14.2.	Consequences of non-compliance	30
ARTICLE 14a - IMPLEMENTATION OF ACTION TASKS BY INTERNATIONAL PARTNERS		30
ARTICLE 15 - FINANCIAL SUPPORT TO THIRD PARTIES		30
15.1.	Rules for providing financial support to third parties	30
15.2.	Financial support in the form of prizes	30
15.3.	Consequences of non-compliance	30
ARTICLE 16 - PROVISION OF TRANS-NATIONAL OR VIRTUAL ACCESS TO RESEARCH INFRASTRUCTURE		30
16.1.	Rules for providing trans-national access to research infrastructure	30
16.2.	Rules for providing virtual access to research infrastructure	30
16.3.	Consequences of non-compliance	30
SECTION 2 RIGHTS AND OBLIGATIONS RELATED TO THE GRANT ADMINISTRATION		31

ARTICLE 17 - GENERAL OBLIGATION TO INFORM		31
17.1.	General obligation to provide information upon request	31
17.2.	Obligation to keep information up to date and to inform about events and circumstances likely to affect the Agreement	31
17.3.	Consequences of non-compliance	31
ARTICLE 18 - KEEPING RECORDS — SUPPORTING DOCUMENTATION		32
18.1.	Obligation to keep records and other supporting documentation	32
18.2.	Consequences of non-compliance	33
ARTICLE 19 - SUBMISSION OF DELIVERABLES		33
19.1.	Obligation to submit deliverables	33
19.2.	Consequences of non-compliance	33
ARTICLE 20 - REPORTING — PAYMENT REQUESTS		34
20.1.	Obligation to submit reports	34
20.2.	Reporting periods	34
20.3.	Periodic reports — Requests for interim payments	34
20.4.	Final report — Request for payment of the balance	36
20.5.	Information on cumulative expenditure incurred	36
20.6.	Currency for financial statements and conversion into euro	36
20.7.	Language of reports	37
20.8.	Consequences of non-compliance	37
ARTICLE 21 - PAYMENTS AND PAYMENT ARRANGEMENTS		37
21.1.	Payments to be made	37
21.2.	Pre-financing payment — Amount — Amount retained for the Guarantee Fund	37
21.3.	Interim payments — Amount — Calculation	37
21.4.	Payment of the balance — Amount — Calculation — Release of the amount retained for the Guarantee Fund	38
21.5.	Notification of amounts due	39
21.6.	Currency for payments	39
21.7.	Payments to the coordinator — Distribution to the beneficiaries	39
21.8.	Bank account for payments	40
21.9.	Costs of payment transfers	40
21.10.	Date of payment	40

21.11.	Consequences of non-compliance	40
ARTICLE 22 - CHECKS, REVIEWS, AUDITS AND INVESTIGATIONS — EXTENSION OF FINDINGS		41
22.1.	Checks, reviews and audits by the Agency and the Commission	41
22.2.	Investigations by the European Anti-Fraud Office (OLAF)	43
22.3.	Checks and audits by the European Court of Auditors (ECA)	43
22.4.	Checks, reviews, audits and investigations for international organisations	44
22.5.	Consequences of findings in checks, reviews, audits and investigations — Extension of findings	44
22.6.	Consequences of non-compliance	46
ARTICLE 23 - EVALUATION OF THE IMPACT OF THE ACTION		46
23.1.	Right to evaluate the impact of the action	46
23.2.	Consequences of non-compliance	46
SECTION 3 RIGHTS AND OBLIGATIONS RELATED TO BACKGROUND AND RESULTS		46
SUBSECTION 1 GENERAL		46
ARTICLE 23a - MANAGEMENT OF INTELLECTUAL PROPERTY		46
23a.1	Obligation to take measures to implement the Commission Recommendation on the management of intellectual property in knowledge transfer activities	46
23a.2	Consequences of non-compliance	47
SUBSECTION 2 RIGHTS AND OBLIGATIONS RELATED TO BACKGROUND		47
ARTICLE 24 - AGREEMENT ON BACKGROUND		47
24.1.	Agreement on background	47
24.2.	Consequences of non-compliance	47
ARTICLE 25 - ACCESS RIGHTS TO BACKGROUND		47
25.1.	Exercise of access rights - Waiving of access rights - No sub-licensing	47
25.2.	Access rights for other beneficiaries, for implementing their own tasks under the action	48
25.3.	Access rights for other beneficiaries, for exploiting their own results	48
25.4.	Access rights for affiliated entities	48
25.5.	Access rights for third parties	49

25.6.	Consequences of non-compliance	49
SUBSECTION 3 RIGHTS AND OBLIGATIONS RELATED TO RESULTS		49
ARTICLE 26 - OWNERSHIP OF RESULTS		49
26.1.	Ownership by the beneficiary that generates the results	49
26.2.	Joint ownership by several beneficiaries	49
26.3.	Rights of third parties (including personnel)	50
26.4.	Agency ownership, to protect results	50
26.5.	Consequences of non-compliance	51
ARTICLE 27 - PROTECTION OF RESULTS — VISIBILITY OF EU FUNDING		51
27.1.	Obligation to protect the results	51
27.2.	Agency ownership, to protect the results	52
27.3.	Information on EU funding	52
27.4.	Consequences of non-compliance	52
ARTICLE 28 - EXPLOITATION OF RESULTS		52
28.1.	Obligation to exploit the results	52
28.2.	Results that could contribute to European or international standards — Information on EU funding	52
28.3.	Consequences of non-compliance	53
ARTICLE 29 - DISSEMINATION OF RESULTS — OPEN ACCESS — VISIBILITY OF EU FUNDING		53
29.1.	Obligation to disseminate results	53
29.2.	Open access to scientific publications	53
29.3.	Open access to research data	54
29.4.	Information on EU funding — Obligation and right to use the EU emblem	55
29.5.	Disclaimer excluding Agency responsibility	55
29.6.	Consequences of non-compliance	55
ARTICLE 30 - TRANSFER AND LICENSING OF RESULTS		55
30.1.	Transfer of ownership	55
30.2.	Granting licenses	56
30.3.	Agency right to object to transfers or licensing	56
30.4.	Consequences of non-compliance	56
ARTICLE 31 - ACCESS RIGHTS TO RESULTS		56

31.1.	Exercise of access rights — Waiving of access rights — No sub-licensing	56
31.2.	Access rights for other beneficiaries, for implementing their own tasks under the action	56
31.3.	Access rights for other beneficiaries, for exploiting their own results	57
31.4.	Access rights of affiliated entities	57
31.5.	Access rights for the EU institutions, bodies, offices or agencies and EU Member States	57
31.6.	Access rights for third parties	57
31.7.	Consequences of non-compliance	57
SECTION 4 OTHER RIGHTS AND OBLIGATIONS		57
ARTICLE 32 - RECRUITMENT AND WORKING CONDITIONS FOR RESEARCHERS		57
32.1.	Obligation to take measures to implement the European Charter for Researchers and Code of Conduct for the Recruitment of Researchers	58
32.2.	Consequences of non-compliance	58
ARTICLE 33 - GENDER EQUALITY		58
33.1.	Obligation to aim for gender equality	58
33.2.	Consequences of non-compliance	58
ARTICLE 34 - ETHICS AND RESEARCH INTEGRITY		58
34.1.	Obligation to comply with ethical and research integrity principles	58
34.2.	Activities raising ethical issues	59
34.3.	Activities involving human embryos or human embryonic stem cells	60
34.4.	Consequences of non-compliance	60
ARTICLE 35 - CONFLICT OF INTERESTS		60
35.1.	Obligation to avoid a conflict of interests	60
35.2.	Consequences of non-compliance	60
ARTICLE 36 – CONFIDENTIALITY		61
36.1.	General obligation to maintain confidentiality	61
36.2.	Consequences of non-compliance	62
ARTICLE 37 - SECURITY-RELATED OBLIGATIONS		62
37.1.	Results with a security recommendation	62

37.2.	Classified information	62
37.3.	Activities involving dual-use goods or dangerous materials and substances	62
37.4.	Consequences of non-compliance	62
ARTICLE 38 - PROMOTING THE ACTION — VISIBILITY OF EU FUNDING		62
38.1.	Communication activities by beneficiaries	62
38.2.	Communication activities by the Agency and the Commission	63
38.3.	Consequences of non-compliance	65
ARTICLE 39 - PROCESSING OF PERSONAL DATA		65
39.1.	Processing of personal data by the Agency and the Commission	65
39.2.	Processing of personal data by the beneficiaries	65
39.3.	Consequences of non-compliance	66
ARTICLE 40 - ASSIGNMENTS OF CLAIMS FOR PAYMENT AGAINST THE AGENCY		66
CHAPTER 5 DIVISION OF BENEFICIARIES’ ROLES AND RESPONSIBILITIES — RELATIONSHIP WITH COMPLEMENTARY BENEFICIARIES — RELATIONSHIP WITH PARTNERS OF A JOINT ACTION		66
ARTICLE 41 - DIVISION OF BENEFICIARIES’ ROLES AND RESPONSIBILITIES — RELATIONSHIP WITH COMPLEMENTARY BENEFICIARIES — RELATIONSHIP WITH PARTNERS OF A JOINT ACTION		66
41.1.	Roles and responsibility towards the Agency	66
41.2.	Internal division of roles and responsibilities	66
41.3.	Internal arrangements between beneficiaries — Consortium agreement	67
41.4.	Relationship with complementary beneficiaries — Collaboration agreement	68
41.5.	Relationship with partners of a joint action — Coordination agreement	68
CHAPTER 6 REJECTION OF COSTS — REDUCTION OF THE GRANT — RECOVERY — SANCTIONS — DAMAGES — SUSPENSION — TERMINATION — FORCE MAJEURE		68
SECTION 1 REJECTION OF COSTS — REDUCTION OF THE GRANT — RECOVERY — SANCTIONS		68
ARTICLE 42 - REJECTION OF INELIGIBLE COSTS		68

42.1.	Conditions	68
42.2.	Ineligible costs to be rejected — Calculation — Procedure	68
42.3.	Effects	68
ARTICLE 43 - REDUCTION OF THE GRANT		69
43.1.	Conditions	69
43.2.	Amount to be reduced — Calculation — Procedure	69
43.3.	Effects	70
ARTICLE 44 - RECOVERY OF UNDUE AMOUNTS		70
44.1.	Amount to be recovered — Calculation — Procedure	70
ARTICLE 45 - ADMINISTRATIVE SANCTIONS		74
SECTION 2 LIABILITY FOR DAMAGES		74
ARTICLE 46 - LIABILITY FOR DAMAGES		74
46.1.	Liability of the Agency	75
46.2.	Liability of the beneficiaries	75
SECTION 3 SUSPENSION AND TERMINATION		75
ARTICLE 47 - SUSPENSION OF PAYMENT DEADLINE		75
47.1.	Conditions	75
47.2.	Procedure	75
ARTICLE 48 - SUSPENSION OF PAYMENTS		75
48.1.	Conditions	76
48.2.	Procedure	76
ARTICLE 49 - SUSPENSION OF THE ACTION IMPLEMENTATION		77
49.1.	Suspension of the action implementation, by the beneficiaries	77
49.2.	Suspension of the action implementation, by the Agency	77
ARTICLE 50 - TERMINATION OF THE AGREEMENT OR OF THE PARTICIPATION OF ONE OR MORE BENEFICIARIES		78
50.1.	Termination of the Agreement, by the beneficiaries	78
50.2.	Termination of the participation of one or more beneficiaries, by the beneficiaries	79
50.3.	Termination of the Agreement or the participation of one or more beneficiaries, by the Agency	82
SECTION 4 FORCE MAJEURE		87
ARTICLE 51 - FORCE MAJEURE		87
CHAPTER 7 FINAL PROVISIONS		87

ARTICLE 52 - COMMUNICATION BETWEEN THE PARTIES		87
52.1.	Form and means of communication	87
52.2.	Date of communication	88
52.3.	Addresses for communication	88
ARTICLE 53 - INTERPRETATION OF THE AGREEMENT		89
53.1.	Precedence of the Terms and Conditions over the Annexes	89
53.2.	Privileges and immunities	89
ARTICLE 54 - CALCULATION OF PERIODS, DATES AND DEADLINES		89
ARTICLE 55 - AMENDMENTS TO THE AGREEMENT		89
55.1.	Conditions	89
55.2.	Procedure	89
ARTICLE 56 - ACCESSION TO THE AGREEMENT		90
56.1.	Accession of the beneficiaries mentioned in the Preamble	90
56.2.	Addition of new beneficiaries	90
ARTICLE 57 - APPLICABLE LAW AND SETTLEMENT OF DISPUTES		90
57.1.	Applicable law	90
57.2.	Dispute settlement	91
ARTICLE 58 - ENTRY INTO FORCE OF THE AGREEMENT		92

CHAPTER 1        GENERAL

ARTICLE 1 - SUBJECT OF THE AGREEMENT

This Agreement sets out the rights and obligations and the terms and conditions applicable to the grant awarded to the beneficiaries for implementing the action set out in Chapter 2.

CHAPTER 2        ACTION

ARTICLE 2 - ACTION TO BE IMPLEMENTED

The grant is awarded for the action entitled ‘Fuel via Low Carbon Integrated Technology from Ethanol’ — ‘FLITE’ (‘action’), as described in Annex 1.

ARTICLE 3 - DURATION AND STARTING DATE OF THE ACTION

The duration of the action will be 48 months as of the first day of the month following the date the Agreement enters into force (see Article 58) (‘starting date of the action’).

ARTICLE 4 - ESTIMATED BUDGET AND BUDGET TRANSFERS

4.1.Estimated budget

The ‘estimated budget’ for the action is set out in Annex 2.

It contains the estimated eligible costs and the forms of costs, broken down by beneficiary (and linked third party) and budget category (see Articles 5, 6, and 14).

4.2.Budget transfers

The estimated budget breakdown indicated in Annex 2 may be adjusted — without an amendment (see Article 55) — by transfers of amounts between beneficiaries, budget categories and/or forms of costs set out in Annex 2, if the action is implemented as described in Annex 1.

However, the beneficiaries may not add costs relating to subcontracts not provided for in Annex 1, unless such additional subcontracts are approved by an amendment or in accordance with Article 13.

CHAPTER 3        GRANT

ARTICLE 5 - GRANT AMOUNT, FORM OF GRANT, REIMBURSEMENT RATES AND FORMS OF COSTS

5.1.Maximum grant amount

The ‘maximum grant amount’ is EUR 20 000 000.00 (twenty million EURO).

5.2.Form of grant, reimbursement rates and forms of costs

The grant reimburses 100% of the eligible costs of the beneficiaries that are non-profit legal entities and 70% of the eligible costs of the beneficiaries and the linked third parties that are profit legal entities (see Article 6) (‘reimbursement of eligible costs grant’) (see Annex 2).

The estimated eligible costs of the action are EUR 55 488 332.44 (fifty five million four hundred and eighty eight thousand three hundred and thirty two EURO and forty four eurocents).

Eligible costs (see Article 6) must be declared under the following forms (‘forms of costs’):

(a) for direct personnel costs:

-	as actually incurred costs (‘actual costs’) or
-	on the basis of an amount per unit calculated by the beneficiary in accordance with its usual cost accounting practices (‘unit costs’).

Personnel costs for SME owners or beneficiaries that are natural persons not receiving a salary (see Article 6.2, Points A.4 and A.5) must be declared on the basis of the amount per unit set out in Annex 2a (unit costs);

(b) for direct costs for subcontracting: as actually incurred costs (actual costs);

(c) for direct costs of providing financial support to third parties: not applicable;

(d) for other direct costs:

-	for costs of internally invoiced goods and services: on the basis of an amount per unit calculated by the beneficiary in accordance with its usual cost accounting practices (‘unit costs’);
-	for all other costs: as actually incurred costs (actual costs);

(e) for indirect costs: on the basis of a flat-rate applied as set out in Article 6.2, Point E (‘flat-rate costs’);

(f) specific cost category(ies): not applicable.

5.3.Final grant amount — Calculation

The ‘final grant amount’ depends on the actual extent to which the action is implemented in accordance with the Agreement’s terms and conditions.

This amount is calculated by the Agency — when the payment of the balance is made (see Article 21.4) — in the following steps:

Step 1 — Application of the reimbursement rates to the eligible costs

Step 2 — Limit to the maximum grant amount

Step 3 — Reduction due to the no-profit rule

Step 4 — Reduction due to substantial errors, irregularities or fraud or serious breach of obligations

5.3.1  Step 1 - Application of the reimbursement rates to the eligible costs

The reimbursement rate(s) (see Article 5.2) are applied to the eligible costs (actual costs, unit costs and flat-rate costs; see Article 6) declared by the beneficiaries and linked third parties (see Article 20) and approved by the Agency (see Article 21)

5.3.2  Step 2 - Limit to the maximum grant amount

If the amount obtained following Step 1 is higher than the maximum grant amount set out in Article 5.1, it will be limited to the latter.

5.3.3  Step 3 - Reduction due to the no-profit rule

The grant must not produce a profit.

‘Profit’ means the surplus of the amount obtained following Steps 1 and 2 plus the action’s total receipts, over the action’s total eligible costs.

The ‘action’s total eligible costs’ are the consolidated total eligible costs approved by the Agency.

The ‘action’s total receipts’ are the consolidated total receipts generated during its duration (see Article 3).

The following are considered receipts:

(a)

income generated by the action; if the income is generated from selling equipment or other assets purchased under the Agreement, the receipt is up to the amount declared as eligible under the Agreement;

(b) financial contributions given by third parties to the beneficiary or to a linked third party specifically to be used for the action, and

(c) in-kind contributions provided by third parties free of charge and specifically to be used for the action, if they have been declared as eligible costs.

The following are however not considered receipts:

(a)	income generated by exploiting the action’s results (see Article 28);
(b)	financial contributions by third parties, if they may be used to cover costs other than the eligible costs (see Article 6);

(c) financial contributions by third parties with no obligation to repay any amount unused at the end of the period set out in Article 3.

If there is a profit, it will be deducted from the amount obtained following Steps 1 and 2.

5.3.4  Step 4 - Reduction due to substantial errors, irregularities or fraud or serious breach of obligations — Reduced grant amount — Calculation

If the grant is reduced (see Article 43), the Agency will calculate the reduced grant amount by deducting the amount of the reduction (calculated in proportion to the seriousness of the errors, irregularities or fraud or breach of obligations, in accordance with Article 43.2) from the maximum grant amount set out in Article 5.1.

The final grant amount will be the lower of the following two:

-the amount obtained following Steps 1 to 3 or

-the reduced grant amount following Step 4.

5.4   Revised final grant amount — Calculation

If — after the payment of the balance (in particular, after checks, reviews, audits or investigations; see Article 22) — the Agency rejects costs (see Article 42) or reduces the grant (see Article 43), it will calculate the ‘revised final grant amount’ for the beneficiary concerned by the findings.

This amount is calculated by the Agency on the basis of the findings, as follows:

-	in case of rejection of costs: by applying the reimbursement rate to the revised eligible costs approved by the Agency for the beneficiary concerned;
-

in case of reduction of the grant: by calculating the concerned beneficiary’s share in the grant amount reduced in proportion to the seriousness of the errors, irregularities or fraud or breach of obligations (see Article 43.2).

In case of rejection of costs and reduction of the grant, the revised final grant amount for the beneficiary concerned will be the lower of the two amounts above.

ARTICLE 6 - ELIGIBLE AND INELIGIBLE COSTS

6.1.General conditions for costs to be eligible

‘Eligible costs’ are costs that meet the following criteria:

(a) for actual costs:

(i)	they must be actually incurred by the beneficiary;

(ii)

they must be incurred in the period set out in Article 3, with the exception of costs relating to the submission of the periodic report for the last reporting period and the final report (see Article 20);

(iii)	they must be indicated in the estimated budget set out in Annex 2;
(iv)	they must be incurred in connection with the action as described in Annex 1 and necessary for its implementation;
(v)

they must be identifiable and verifiable, in particular recorded in the beneficiary’s accounts in accordance with the accounting standards applicable in the country where the beneficiary is established and with the beneficiary’s usual cost accounting practices;

(vi)	they must comply with the applicable national law on taxes, labour and social security, and
(vii)	they must be reasonable, justified and must comply with the principle of sound financial management, in particular regarding economy and efficiency;

(b) for unit costs:

(i)	they must be calculated as follows:

{amounts per unit set out in Annex 2a or calculated by the beneficiary in accordance with its usual cost accounting practices (see Article 6.2, Point A and Article 6.2.D.5)

multiplied by

the number of actual units};

(ii)	the number of actual units must comply with the following conditions:
-	the units must be actually used or produced in the period set out in Article 3;
-	the units must be necessary for implementing the action or produced by it, and
-	the number of units must be identifiable and verifiable, in particular supported by records and documentation (see Article 18);

(c) for flat-rate costs:

(i)	they must be calculated by applying the flat-rate set out in Annex 2, and
(ii)	the costs (actual costs or unit costs) to which the flat-rate is applied must comply with the conditions for eligibility set out in this Article.

6.2.Specific conditions for costs to be eligible

Costs are eligible if they comply with the general conditions (see above) and the specific conditions set out below for each of the following budget categories:

A. direct personnel costs;

B. direct costs of subcontracting;

C. not applicable;

D. other direct costs;

E. indirect costs;

F. not applicable.

‘Direct costs’ are costs that are directly linked to the action implementation and can therefore be attributed to it directly. They must not include any indirect costs (see Point E below).

‘Indirect costs’ are costs that are not directly linked to the action implementation and therefore cannot be attributed directly to it.

A.Direct personnel costs

Types of eligible personnel costs

A.1 Personnel costs are eligible, if they are related to personnel working for the beneficiary under an employment contract (or equivalent appointing act) and assigned to the action (‘costs for employees (or equivalent)’). They must be limited to salaries (including during parental leave), social security contributions, taxes and other costs included in the remuneration, if they arise from national law or the employment contract (or equivalent appointing act).

Beneficiaries that are non-profit legal entities1 may also declare as personnel costs additional remuneration for personnel assigned to the action (including payments on the basis of supplementary contracts regardless of their nature), if:

(a) it is part of the beneficiary’s usual remuneration practices and is paid in a consistent manner whenever the same kind of work or expertise is required;

(b) the criteria used to calculate the supplementary payments are objective and generally applied by the beneficiary, regardless of the source of funding used.

‘Additional remuneration’ means any part of the remuneration which exceeds what the person would be paid for time worked in projects funded by national schemes.

Additional remuneration for personnel assigned to the action is eligible up to the following amount:

(a)	if the person works full time and exclusively on the action during the full year: up to EUR [***];
(b)	if the person works exclusively on the action but not full-time or not for the full year: up to the corresponding pro-rata amount of [***], or

[1]

For the definition, see Article 2.1(14) of the Rules for Participation Regulation No 1290/2013: ‘non-profit legal entity’ means a legal entity which by its legal form is non-profit-making or which has a legal or statutory obligation not to distribute profits to its shareholders or individual members.

(c)	if the person does not work exclusively on the action: up to a pro-rata amount calculated as follows:

{{[***]

divided by

the number of annual productive hours (see below)},

multiplied by

the number of hours that the person has worked on the action during the year}.

A.2 The costs for natural persons working under a direct contract with the beneficiary other than an employment contract are eligible personnel costs, if:

(a)	the person works under conditions similar to those of an employee (in particular regarding the way the work is organised, the tasks that are performed and the premises where they are performed);
(b)	the result of the work carried out belongs to the beneficiary (unless exceptionally agreed otherwise), and
(c)	the costs are not significantly different from those for personnel performing similar tasks under an employment contract with the beneficiary.

A.3 The costs of personnel seconded by a third party against payment are eligible personnel costs, if the conditions in Article 11.1 are met.

A.4 Costs of owners of beneficiaries that are small and medium-sized enterprises (‘SME owners’) who are working on the action and who do not receive a salary are eligible personnel costs, if they correspond to the amount per unit set out in Annex 2a multiplied by the number of actual hours worked on the action.

A.5 Costs of ‘beneficiaries that are natural persons’ not receiving a salary are eligible personnel costs, if they correspond to the amount per unit set out in Annex 2a multiplied by the number of actual hours worked on the action.

Calculation

Personnel costs must be calculated by the beneficiaries as follows:

{{hourly rate

multiplied by

the number of actual hours worked on the action},

plus

for non-profit legal entities: additional remuneration to personnel assigned to the action under the conditions set out above (Point A.1)}.

The number of actual hours declared for a person must be identifiable and verifiable (see Article 18).

The total number of hours declared in EU or Euratom grants, for a person for a year, cannot be higher than the annual productive hours used for the calculations of the hourly rate. Therefore, the maximum number of hours that can be declared for the grant are:

{number of annual productive hours for the year (see below)

minus

total number of hours declared by the beneficiary, for that person in that year, for other EU or Euratom grants}.

The ‘hourly rate’ is one of the following:

(a)	for personnel costs declared as actual costs (i.e. budget categories A.1, A.2, A.3): the hourly rate is calculated per full financial year, as follows:

{actual annual personnel costs (excluding additional remuneration) for the person divided by

number of annual productive hours}.

using the personnel costs and the number of productive hours for each full financial year covered by the reporting period concerned. If a financial year is not closed at the end of the reporting period, the beneficiaries must use the hourly rate of the last closed financial year available.

For the ‘number of annual productive hours’, the beneficiaries may choose one of the following:

(i)	‘fixed number of hours’: [***] hours for persons working full time (or corresponding pro-rata for persons not working full time);
(ii)	‘individual annual productive hours’: the total number of hours worked by the person in the year for the beneficiary, calculated as follows:

{annual workable hours of the person (according to the employment contract, applicable collective labour agreement or national law)

plus

overtime worked

minus

absences (such as sick leave and special leave)}.

‘Annual workable hours’ means the period during which the personnel must be working, at the employer’s disposal and carrying out his/her activity or duties under the employment contract, applicable collective labour agreement or national working time legislation.

If the contract (or applicable collective labour agreement or national working time legislation) does not allow to determine the annual workable hours, this option cannot be used;

(iii)

‘standard annual productive hours’: the ‘standard number of annual hours’ generally applied by the beneficiary for its personnel in accordance with its usual cost accounting practices. This number must be at least [***] of the ‘standard annual workable hours’.

If there is no applicable reference for the standard annual workable hours, this option cannot be used.

For all options, the actual time spent on parental leave by a person assigned to the action may be deducted from the number of annual productive hours.

As an alternative, beneficiaries may calculate the hourly rate per month, as follows:

{actual monthly personnel cost (excluding additional remuneration) for the person divided by

{number of annual productive hours / 12}}

using the personnel costs for each month and (one twelfth of) the annual productive hours calculated according to either option (i) or (iii) above, i.e.:

-	fixed number of hours or
-	standard annual productive hours.

Time spent on parental leave may not be deducted when calculating the hourly rate per month. However, beneficiaries may declare personnel costs incurred in periods of parental leave in proportion to the time the person worked on the action in that financial year.

If parts of a basic remuneration are generated over a period longer than a month, the beneficiaries may include only the share which is generated in the month (irrespective of the amount actually paid for that month).

Each beneficiary must use only one option (per full financial year or per month) for each full financial year;

(b) for personnel costs declared on the basis of unit costs (i.e. budget categories A.1, A.2, A.4, A.5): the hourly rate is one of the following:

(i)	for SME owners or beneficiaries that are natural persons: the hourly rate set out in Annex 2a (see Points A.4 and A.5 above), or
(ii)

for personnel costs declared on the basis of the beneficiary’s usual cost accounting practices: the hourly rate calculated by the beneficiary in accordance with its usual cost accounting practices, if:

-	the cost accounting practices used are applied in a consistent manner, based on objective criteria, regardless of the source of funding;

-	the hourly rate is calculated using the actual personnel costs recorded in the beneficiary’s accounts, excluding any ineligible cost or costs included in other budget categories.

The actual personnel costs may be adjusted by the beneficiary on the basis of budgeted or estimated elements. Those elements must be relevant for calculating the personnel costs, reasonable and correspond to objective and verifiable information;

and

-	the hourly rate is calculated using the number of annual productive hours (see above).

B.Direct costs of subcontracting (including related duties, taxes and charges such as non-deductible value added tax (VAT) paid by the beneficiary) are eligible if the conditions in Article 13.1.1 are met.

C.Direct costs of providing financial support to third parties

Not applicable

D.Other direct costs

D.1 Travel costs and related subsistence allowances (including related duties, taxes and charges such as non-deductible value added tax (VAT) paid by the beneficiary) are eligible if they are in line with the beneficiary’s usual practices on travel.

D.2 The depreciation costs of equipment, infrastructure or other assets (new or second-hand) as recorded in the beneficiary’s accounts are eligible, if they were purchased in accordance with Article 10.1.1 and written off in accordance with international accounting standards and the beneficiary’s usual accounting practices.

The costs of renting or leasing equipment, infrastructure or other assets (including related duties, taxes and charges such as non-deductible value added tax (VAT) paid by the beneficiary) are also eligible, if they do not exceed the depreciation costs of similar equipment, infrastructure or assets and do not include any financing fees.

The costs of equipment, infrastructure or other assets contributed in-kind against payment are eligible, if they do not exceed the depreciation costs of similar equipment, infrastructure or assets, do not include any financing fees and if the conditions in Article 11.1 are met.

The only portion of the costs that will be taken into account is that which corresponds to the duration of the action and rate of actual use for the purposes of the action.

D.3 Costs of other goods and services (including related duties, taxes and charges such as non-deductible value added tax (VAT) paid by the beneficiary) are eligible, if they are:

(a)purchased specifically for the action and in accordance with Article 10.1.1 or

(b)contributed in kind against payment and in accordance with Article 11.1.

Such goods and services include, for instance, consumables and supplies, dissemination (including open access), protection of results, certificates on the financial statements (if they are required by the Agreement), certificates on the methodology, translations and publications.

D.4 Capitalised and operating costs of ‘large research infrastructure’2 directly used for the action are eligible, if:

(a)

the value of the large research infrastructure represents at least [***] of the total fixed assets (at historical value in its last closed balance sheet before the date of the signature of the Agreement or as determined on the basis of the rental and leasing costs of the research infrastructure3);

(b)	the beneficiary’s methodology for declaring the costs for large research infrastructure has been positively assessed by the Commission (‘ex-ante assessment’);
(c)	the beneficiary declares as direct eligible costs only the portion which corresponds to the duration of the action and the rate of actual use for the purposes of the action, and
(d)	they comply with the conditions as further detailed in the annotations to the H2020 grant agreements.

D.5 Costs of internally invoiced goods and services directly used for the action are eligible, if:

(a)	they are declared on the basis of a unit cost calculated in accordance with the beneficiary’s usual cost accounting practices;
(b)	the cost accounting practices used are applied in a consistent manner, based on objective criteria, regardless of the source of funding;

[2]

‘Large research infrastructure’ means research infrastructure of a total value of at least EUR [***], for a beneficiary, calculated as the sum of historical asset values of each individual research infrastructure of that beneficiary, as they appear in its last closed balance sheet before the date of the signature of the Agreement or as determined on the basis of the rental and leasing costs of the research infrastructure.

[3]

For the definition, see Article 2(6) of the H2020 Framework Programme Regulation No 1291/2013: ‘Research infrastructure’ are facilities, resources and services that are used by the research communities to conduct research and foster innovation in their fields. Where relevant, they may be used beyond research, e.g. for education or public services. They include: major scientific equipment (or sets of instruments); knowledge-based resources such as collections, archives or scientific data; e-infrastructures such as data and computing systems and communication networks; and any other infrastructure of a unique nature essential to achieve excellence in research and innovation. Such infrastructures may be ‘single-sited’, ‘virtual’ or ‘distributed’.

(c)	the unit cost is calculated using the actual costs for the good or service recorded in the beneficiary’s accounts, excluding any ineligible cost or costs included in other budget categories.

The actual costs may be adjusted by the beneficiary on the basis of budgeted or estimated elements. Those elements must be relevant for calculating the costs, reasonable and correspond to objective and verifiable information;

(d)	the unit cost excludes any costs of items which are not directly linked to the production of the invoiced goods or service.

‘Internally invoiced goods and services’ means goods or services which are provided by the beneficiary directly for the action and which the beneficiary values on the basis of its usual cost accounting practices.

E.Indirect costs

Indirect costs are eligible if they are declared on the basis of the flat-rate of [***] of the eligible direct costs (see Article 5.2 and Points A to D above), from which are excluded:

(a) costs of subcontracting and

(b) costs of in-kind contributions provided by third parties which are not used on the beneficiary’s premises;

(c) not applicable;

(d) not applicable.

Beneficiaries receiving an operating grant4 financed by the EU or Euratom budget cannot declare indirect costs for the period covered by the operating grant, unless they can demonstrate that the operating grant does not cover any costs of the action.

F.Specific cost category(ies)

Not applicable

[4]

For the definition, see Article 121(1)(b) of Regulation (EU, Euratom) No 966/2012 of the European Parliament and of the Council of 25 October 2012 on the financial rules applicable to the general budget of the Union and repealing Council Regulation (EC, Euratom) No 1605/2002 (‘Financial Regulation No 966/2012’)(OJ L 218, 26.10.2012, p.1): ‘operating grant’ means direct financial contribution, by way of donation, from the budget in order to finance the functioning of a body which pursues an aim of general EU interest or has an objective forming part of and supporting an EU policy.

6.3.Conditions for costs of linked third parties to be eligible

Costs incurred by linked third parties are eligible if they fulfil — mutatis mutandis — the general and specific conditions for eligibility set out in this Article (Article 6.1 and 6.2) and Article 14.1.1.

6.4.Conditions for in-kind contributions provided by third parties free of charge to be eligible

In-kind contributions provided free of charge are eligible direct costs (for the beneficiary or linked third party), if the costs incurred by the third party fulfil — mutatis mutandis — the general and specific conditions for eligibility set out in this Article (Article 6.1 and 6.2) and Article 12.1.

6.5.Ineligible costs

‘Ineligible costs’ are:

costs that do not comply with the conditions set out above (Article 6.1 to 6.4), in particular:

(i)	costs related to return on capital;
(ii)	debt and debt service charges;
(iii)	provisions for future losses or debts;
(iv)	interest owed;
(v)	doubtful debts;
(vi)	currency exchange losses;
(vii)	bank costs charged by the beneficiary’s bank for transfers from the Agency;
(viii)	excessive or reckless expenditure;
(ix)	deductible VAT;
(x)	costs incurred during suspension of the implementation of the action (see Article 49);

costs declared under another EU or Euratom grant (including grants awarded by a Member State and financed by the EU or Euratom budget and grants awarded by bodies other than the Agency for the purpose of implementing the EU or Euratom budget); in particular, indirect costs if the beneficiary is already receiving an operating grant financed by the EU or Euratom budget in the same period, unless it can demonstrate that the operating grant does not cover any costs of the action.

6.6.Consequences of declaration of ineligible costs

Declared costs that are ineligible will be rejected (see Article 42).

This may also lead to any of the other measures described in Chapter 6.

CHAPTER 4      RIGHTS AND OBLIGATIONS OF THE PARTIES

SECTION 1        RIGHTS AND OBLIGATIONS RELATED TO IMPLEMENTING THE ACTION

ARTICLE 7 - GENERAL OBLIGATION TO PROPERLY IMPLEMENT THE ACTION

7.1.General obligation to properly implement the action

The beneficiaries must implement the action as described in Annex 1 and in compliance with the provisions of the Agreement and all legal obligations under applicable EU, international and national law.

7.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 8 - RESOURCES TO IMPLEMENT THE ACTION - THIRD PARTIES INVOLVED IN THE ACTION

The beneficiaries must have the appropriate resources to implement the action. If it is necessary to implement the action, the beneficiaries may:

-	purchase goods, works and services (see Article 10);
-	use in-kind contributions provided by third parties against payment (see Article 11);
-	use in-kind contributions provided by third parties free of charge (see Article 12);
-	call upon subcontractors to implement action tasks described in Annex 1 (see Article 13);
-	call upon linked third parties to implement action tasks described in Annex 1 (see Article 14);
-	call upon international partners to implement action tasks described in Annex 1 (see Article 14a).

In these cases, the beneficiaries retain sole responsibility towards the Agency and the other beneficiaries for implementing the action.

ARTICLE 9 - IMPLEMENTATION OF ACTION TASKS BY BENEFICIARIES NOT RECEIVING EU FUNDING

Not applicable

ARTICLE 10 - PURCHASE OF GOODS, WORKS OR SERVICES

10.1.Rules for purchasing goods, works or services

10.1.1 If necessary to implement the action, the beneficiaries may purchase goods, works or services.

The beneficiaries must make such purchases ensuring the best value for money or, if appropriate, the lowest price. In doing so, they must avoid any conflict of interests (see Article 35).

The beneficiaries must ensure that the Agency, the Commission, the European Court of Auditors (ECA) and the European Anti-Fraud Office (OLAF) can exercise their rights under Articles 22 and 23 also towards their contractors.

10.1.2 Beneficiaries that are ‘contracting authorities’ within the meaning of Directive 2004/18/EC5 (or 2014/24/EU6) or ‘contracting entities’ within the meaning of Directive 2004/17/EC7 (or 2014/25/EU8) must comply with the applicable national law on public procurement.

10.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under Article 10.1.1, the costs related to the contract concerned will be ineligible (see Article 6) and will be rejected (see Article 42).

If a beneficiary breaches any of its obligations under Article 10.1.2, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

[5]

Directive 2004/18/EC of the European Parliament and of the Council of 31 March 2004 on the coordination of procedures for the award of public work contracts, public supply contracts and public service contracts (OJ L 134, 30.04.2004, p. 114).

[6]	Directive 2014/24/EU of the European Parliament and of the Council of 26 February 2014 on public procurement and repealing Directive 2004/18/EC. (OJ L 94, 28.03.2014, p. 65).
[7]

Directive 2004/17/EC of the European Parliament and of the Council of 31 March 2004 coordinating the procurement procedures of entities operating in the water, energy, transport and postal services sectors (OJ L 134, 30.04.2004, p. 1)

[8]

Directive 2014/25/EU of the European Parliament and of the Council of 26 February 2014 on procurement by entities operating in the water, energy, transport and postal services sectors and repealing Directive 2004/17/EC (OJ L 94, 28.03.2014, p. 243).

ARTICLE 11 - USE OF IN-KIND CONTRIBUTIONS PROVIDED BY THIRD PARTIES AGAINST PAYMENT

11.1.Rules for the use of in-kind contributions against payment

If necessary to implement the action, the beneficiaries may use in-kind contributions provided by third parties against payment.

The beneficiaries may declare costs related to the payment of in-kind contributions as eligible (see Article 6.1 and 6.2), up to the third parties’ costs for the seconded persons, contributed equipment, infrastructure or other assets or other contributed goods and services.

The third parties and their contributions must be set out in Annex 1. The Agency may however approve in-kind contributions not set out in Annex 1 without amendment (see Article 55), if:

-	they are specifically justified in the periodic technical report and
-	their use does not entail changes to the Agreement which would call into question the decision awarding the grant or breach the principle of equal treatment of applicants.

The beneficiaries must ensure that the Agency, the Commission, the European Court of Auditors

(ECA) and the European Anti-Fraud Office (OLAF) can exercise their rights under Articles 22 and 23 also towards the third parties.

11.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the costs related to the payment of the in-kind contribution will be ineligible (see Article 6) and will be rejected (see Article 42).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 12 - USE OF IN-KIND CONTRIBUTIONS PROVIDED BY THIRD PARTIES FREE OF CHARGE

12.1.Rules for the use of in-kind contributions free of charge

If necessary to implement the action, the beneficiaries may use in-kind contributions provided by third parties free of charge.

The beneficiaries may declare costs incurred by the third parties for the seconded persons, contributed equipment, infrastructure or other assets or other contributed goods and services as eligible in accordance with Article 6.4.

The third parties and their contributions must be set out in Annex 1. The Agency may however approve in-kind contributions not set out in Annex 1 without amendment (see Article 55), if:

-	they are specifically justified in the periodic technical report and

-	their use does not entail changes to the Agreement which would call into question the decision awarding the grant or breach the principle of equal treatment of applicants.

The beneficiaries must ensure that the Agency, the Commission, the European Court of Auditors (ECA) and the European Anti-Fraud Office (OLAF) can exercise their rights under Articles 22 and 23 also towards the third parties.

12.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the costs incurred by the third parties related to the in-kind contribution will be ineligible (see Article 6) and will be rejected (see Article 42).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 13 - IMPLEMENTATION OF ACTION TASKS BY SUBCONTRACTORS

13.1.Rules for subcontracting action tasks

13.1.1 If necessary to implement the action, the beneficiaries may award subcontracts covering the implementation of certain action tasks described in Annex 1.

Subcontracting may cover only a limited part of the action.

The beneficiaries must award the subcontracts ensuring the best value for money or, if appropriate, the lowest price. In doing so, they must avoid any conflict of interests (see Article 35).

The tasks to be implemented and the estimated cost for each subcontract must be set out in Annex 1 and the total estimated costs of subcontracting per beneficiary must be set out in Annex 2. The Agency may however approve subcontracts not set out in Annex 1 and 2 without amendment (see Article 55), if:

-	they are specifically justified in the periodic technical report and
-	they do not entail changes to the Agreement which would call into question the decision awarding the grant or breach the principle of equal treatment of applicants.

The beneficiaries must ensure that the Agency, the Commission, the European Court of Auditors (ECA) and the European Anti-Fraud Office (OLAF) can exercise their rights under Articles 22 and 23 also towards their subcontractors.

The beneficiaries must ensure that their obligations under Articles 35, 36, 38 and 46 also apply to the subcontractors.

Beneficiaries that are ‘contracting authorities’ within the meaning of Directive 2004/18/EC (or 2014/24/EU) or ‘contracting entities’ within the meaning of Directive 2004/17/EC (or 2014/25/EU) must comply with the applicable national law on public procurement.

13.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under Article 13.1.1, the costs related to the subcontract concerned will be ineligible (see Article 6) and will be rejected (see Article 42).

If a beneficiary breaches any of its obligations under Article 13.1.2, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 14 - IMPLEMENTATION OF ACTION TASKS BY LINKED THIRD PARTIES

14.1.Rules for calling upon linked third parties to implement part of the action

14.1.1 The following affiliated entities9 and third parties with a legal link to a beneficiary10 (‘linked third parties’) may implement the action tasks attributed to them in Annex 1:

-	LANZATECH INC (LTINC), affiliated or linked to LTBV
-	E4TECH SARL (E4TECH CH), affiliated or linked to E4TECH

The linked third parties may declare as eligible the costs they incur for implementing the action tasks in accordance with Article 6.3.

[9]	For the definition see Article 2.1(2) Rules for Participation Regulation No 1290/2013: ‘affiliated entity’ means any legal entity that is:
-	under the direct or indirect control of a participant, or
-	under the same direct or indirect control as the participant, or
-	directly or indirectly controlling a participant.

‘Control’ may take any of the following forms:

(a)

the direct or indirect holding of more than 50% of the nominal value of the issued share capital in the legal entity concerned, or of a majority of the voting rights of the shareholders or associates of that entity;

(b)	the direct or indirect holding, in fact or in law, of decision-making powers in the legal entity concerned.

However the following relationships between legal entities shall not in themselves be deemed to constitute controlling relationships:

(a)

the same public investment corporation, institutional investor or venture-capital company has a direct or indirect holding of more than 50% of the nominal value of the issued share capital or a majority of voting rights of the shareholders or associates;

(b)	the legal entities concerned are owned or supervised by the same public body.
[10]	‘Third party with a legal link to a beneficiary’ is any legal entity which has a legal link to the beneficiary implying collaboration that is not limited to the action.

The beneficiaries must ensure that the Agency, the Commission, the European Court of Auditors (ECA) and the European Anti-Fraud Office (OLAF) can exercise their rights under Articles 22 and 23 also towards their linked third parties.

14.1.2 The beneficiaries must ensure that their obligations under Articles 18, 20, 35, 36 and 38 also apply to their linked third parties.

14.2.Consequences of non-compliance

If any obligation under Article 14.1.1 is breached, the costs of the linked third party will be ineligible (see Article 6) and will be rejected (see Article 42).

If any obligation under Article 14.1.2 is breached, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 14a - IMPLEMENTATION OF ACTION TASKS BY INTERNATIONAL PARTNERS

Not applicable

ARTICLE 15 - FINANCIAL SUPPORT TO THIRD PARTIES

15.1.Rules for providing financial support to third parties

Not applicable

15.2.Financial support in the form of prizes

Not applicable

15.3.Consequences of non-compliance

Not applicable

ARTICLE 16 - PROVISION OF TRANS-NATIONAL OR VIRTUAL ACCESS TO RESEARCH INFRASTRUCTURE

16.1.Rules for providing trans-national access to research infrastructure

Not applicable

16.2.Rules for providing virtual access to research infrastructure

Not applicable

16.3.Consequences of non-compliance

Not applicable

SECTION 2  RIGHTS AND OBLIGATIONS RELATED TO THE GRANT ADMINISTRATION

ARTICLE 17 - GENERAL OBLIGATION TO INFORM

17.1.General obligation to provide information upon request

The beneficiaries must provide — during implementation of the action or afterwards and in accordance with Article 41.2 — any information requested in order to verify eligibility of the costs, proper implementation of the action and compliance with any other obligation under the Agreement.

17.2.Obligation to keep information up to date and to inform about events and circumstances likely to affect the Agreement

Each beneficiary must keep information stored in the Participant Portal Beneficiary Register (via the electronic exchange system; see Article 52) up to date, in particular, its name, address, legal representatives, legal form and organisation type.

Each beneficiary must immediately inform the coordinator — which must immediately inform the Agency and the other beneficiaries — of any of the following:

(a) events which are likely to affect significantly or delay the implementation of the action or the EU’s financial interests, in particular:

(i)	changes in its legal, financial, technical, organisational or ownership situation or those of its linked third parties and
(ii)	changes in the name, address, legal form, organisation type of its linked third parties;

(b) circumstances affecting:

(i)	the decision to award the grant or
(ii)	compliance with requirements under the Agreement.

17.3.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 18 - KEEPING RECORDS — SUPPORTING DOCUMENTATION

18.1.Obligation to keep records and other supporting documentation

The beneficiaries must — for a period of [***] after the payment of the balance — keep records and other supporting documentation in order to prove the proper implementation of the action and the costs they declare as eligible.

They must make them available upon request (see Article 17) or in the context of checks, reviews, audits or investigations (see Article 22).

If there are on-going checks, reviews, audits, investigations, litigation or other pursuits of claims under the Agreement (including the extension of findings; see Article 22), the beneficiaries must keep the records and other supporting documentation until the end of these procedures.

The beneficiaries must keep the original documents. Digital and digitalised documents are considered originals if they are authorised by the applicable national law. The Agency may accept non-original documents if it considers that they offer a comparable level of assurance.

18.1.1 Records and other supporting documentation on the scientific and technical implementation

The beneficiaries must keep records and other supporting documentation on scientific and technical implementation of the action in line with the accepted standards in the respective field.

18.1.2 Records and other documentation to support the costs declared

The beneficiaries must keep the records and documentation supporting the costs declared, in particular the following:

(a)

for actual costs: adequate records and other supporting documentation to prove the costs declared, such as contracts, subcontracts, invoices and accounting records. In addition, the beneficiaries’ usual cost accounting practices and internal control procedures must enable direct reconciliation between the amounts declared, the amounts recorded in their accounts and the amounts stated in the supporting documentation;

(b)

for unit costs: adequate records and other supporting documentation to prove the number of units declared. Beneficiaries do not need to identify the actual eligible costs covered or to keep or provide supporting documentation (such as accounting statements) to prove the amount per unit.

In addition, for unit costs calculated in accordance with the beneficiary’s usual cost accounting practices, the beneficiaries must keep adequate records and documentation to prove that the cost accounting practices used comply with the conditions set out in Article 6.2.

The beneficiaries and linked third parties may submit to the Commission, for approval, a certificate (drawn up in accordance with Annex 6) stating that their usual cost accounting practices comply with these conditions (‘certificate on the methodology’). If the certificate is approved, costs declared in line with this methodology will not be challenged subsequently, unless the beneficiaries have concealed information for the purpose of the approval.

(c)

for flat-rate costs: adequate records and other supporting documentation to prove the eligibility of the costs to which the flat-rate is applied. The beneficiaries do not need to identify the costs covered or provide supporting documentation (such as accounting statements) to prove the amount declared at a flat-rate.

In addition, for personnel costs (declared as actual costs or on the basis of unit costs), the beneficiaries must keep time records for the number of hours declared. The time records must be in writing and approved by the persons working on the action and their supervisors, at least monthly. In the absence of reliable time records of the hours worked on the action, the Agency may accept alternative evidence supporting the number of hours declared, if it considers that it offers an adequate level of assurance.

As an exception, for persons working exclusively on the action, there is no need to keep time records, if the beneficiary signs a declaration confirming that the persons concerned have worked exclusively on the action.

For costs declared by linked third parties (see Article 14), it is the beneficiary that must keep the originals of the financial statements and the certificates on the financial statements of the linked third parties.

18.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, costs insufficiently substantiated will be ineligible (see Article 6) and will be rejected (see Article 42), and the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 19 - SUBMISSION OF DELIVERABLES

19.1.Obligation to submit deliverables

The coordinator must submit the ‘deliverables’ identified in Annex 1, in accordance with the timing and conditions set out in it.

19.2.Consequences of non-compliance

If the coordinator breaches any of its obligations under this Article, the Agency may apply any of the measures described in Chapter 6.

ARTICLE 20 - REPORTING — PAYMENT REQUESTS

20.1.Obligation to submit reports

The coordinator must submit to the Agency (see Article 52) the technical and financial reports set out in this Article. These reports include requests for payment and must be drawn up using the forms and templates provided in the electronic exchange system (see Article 52).

20.2.Reporting periods

The action is divided into the following ‘reporting periods’:

-	RP1: [***]
-	RP2: [***]
-	RP3: [***]
-	RP4: [***]
-	RP5: [***]

20.3.Periodic reports — Requests for interim payments

The coordinator must submit a periodic report within [***] following the end of each reporting period.

The periodic report must include the following:

(a)	a ‘periodic technical report’ containing:
(i)	an explanation of the work carried out by the beneficiaries;
(ii)	an overview of the progress towards the objectives of the action, including milestones and deliverables identified in Annex 1.

This report must include explanations justifying the differences between work expected to be carried out in accordance with Annex 1 and that actually carried out.

The report must detail the exploitation and dissemination of the results and — if required in Annex 1 — an updated ‘plan for the exploitation and dissemination of the results’.

The report must indicate the communication activities;

(iii)	a summary for publication by the Agency;
(iv)

the answers to the ‘questionnaire’, covering issues related to the action implementation and the economic and societal impact, notably in the context of the Horizon 2020 key performance indicators and the Horizon 2020 monitoring requirements;

(b)	a ‘periodic financial report’ containing:
(i)	an ‘individual financial statement’ (see Annex 4) from each beneficiary and from each linked third party, for the reporting period concerned.

The individual financial statement must detail the eligible costs (actual costs, unit costs and flat-rate costs; see Article 6) for each budget category (see Annex 2).

The beneficiaries and linked third parties must declare all eligible costs, even if — for actual costs, unit costs and flat-rate costs — they exceed the amounts indicated in the estimated budget (see Annex 2). Amounts which are not declared in the individual financial statement will not be taken into account by the Agency.

If an individual financial statement is not submitted for a reporting period, it may be included in the periodic financial report for the next reporting period.

The individual financial statements of the last reporting period must also detail the receipts of the action (see Article 5.3.3).

Each beneficiary and each linked third party must certify that:

-	the information provided is full, reliable and true;
-	the costs declared are eligible (see Article 6);
-

the costs can be substantiated by adequate records and supporting documentation (see Article 18) that will be produced upon request (see Article 17) or in the context of checks, reviews, audits and investigations (see Article 22), and

-	for the last reporting period: that all the receipts have been declared (see Article 5.3.3);
(ii)

an explanation of the use of resources and the information on subcontracting (see Article 13) and in-kind contributions provided by third parties (see Articles 11 and 12) from each beneficiary and from each linked third party, for the reporting period concerned;

(iii)	not applicable;
(iv)

a ‘periodic summary financial statement’, created automatically by the electronic exchange system, consolidating the individual financial statements for the reporting period concerned and including — except for the last reporting period — the request for interim payment.

20.4.Final report — Request for payment of the balance

In addition to the periodic report for the last reporting period, the coordinator must submit the final report within [***] following the end of the last reporting period.

The final report must include the following:

(a)	a ‘final technical report’ with a summary for publication containing:
(i)	an overview of the results and their exploitation and dissemination;
(ii)	the conclusions on the action, and
(iii)	the socio-economic impact of the action;
(b)	a ‘final financial report’ containing:
(i)

a ‘final summary financial statement’, created automatically by the electronic exchange system, consolidating the individual financial statements for all reporting periods and including the request for payment of the balance and

(ii)

a ‘certificate on the financial statements’ (drawn up in accordance with Annex 5) for each beneficiary and for each linked third party, if it requests a total contribution of EUR [***] or more, as reimbursement of actual costs and unit costs calculated on the basis of its usual cost accounting practices (see Article 5.2 and Article 6.2).

20.5.Information on cumulative expenditure incurred

Not applicable

20.6.Currency for financial statements and conversion into euro

Financial statements must be drafted in euro.

Beneficiaries and linked third parties with accounting established in a currency other than the euro must convert the costs recorded in their accounts into euro, at the average of the daily exchange rates published in the C series of the Official Journal of the European Union, calculated over the corresponding reporting period.

If no daily euro exchange rate is published in the Official Journal of the European Union for the currency in question, they must be converted at the average of the monthly accounting rates published on the Commission’s website, calculated over the corresponding reporting period.

Beneficiaries and linked third parties with accounting established in euro must convert costs incurred in another currency into euro according to their usual accounting practices.

20.7.Language of reports

All reports (technical and financial reports, including financial statements) must be submitted in the language of the Agreement.

20.8.Consequences of non-compliance

If the reports submitted do not comply with this Article, the Agency may suspend the payment deadline (see Article 47) and apply any of the other measures described in Chapter 6.

If the coordinator breaches its obligation to submit the reports and if it fails to comply with this obligation within [***] following a written reminder, the Agency may terminate the Agreement (see Article 50) or apply any of the other measures described in Chapter 6.

ARTICLE 21 - PAYMENTS AND PAYMENT ARRANGEMENTS

21.1.Payments to be made

The following payments will be made to the coordinator:

-	one pre-financing payment;
-	one or more interim payments, on the basis of the request(s) for interim payment (see Article 20), and
-	one payment of the balance, on the basis of the request for payment of the balance (see Article 20).

21.2.Pre-financing payment — Amount — Amount retained for the Guarantee Fund

The aim of the pre-financing is to provide the beneficiaries with a float.

It remains the property of the EU until the payment of the balance.

The amount of the pre-financing payment will be EUR [***].

The Agency will — except if Article 48 applies — make the pre-financing payment to the coordinator within [***], either from the entry into force of the Agreement (see Article 58) or from [***] before the starting date of the action (see Article 3), whichever is the latest.

An amount of EUR [***], corresponding to [***] of the maximum grant amount (see Article 5.1), is retained by the Agency from the pre-financing payment and transferred into the ‘Guarantee Fund’.

21.3.Interim payments — Amount — Calculation

Interim payments reimburse the eligible costs incurred for the implementation of the action during the corresponding reporting periods.

The Agency will pay to the coordinator the amount due as interim payment within [***] from receiving the periodic report (see Article 20.3), except if Articles 47 or 48 apply.

Payment is subject to the approval of the periodic report. Its approval does not imply recognition of the compliance, authenticity, completeness or correctness of its content.

The amount due as interim payment is calculated by the Agency in the following steps:

Step 1 — Application of the reimbursement rates

Step 2 — Limit to [***] of the maximum grant amount

21.3.1 Step 1 — Application of the reimbursement rates

The reimbursement rate(s) (see Article 5.2) are applied to the eligible costs (actual costs, unit costs and flat-rate costs; see Article 6) declared by the beneficiaries and the linked third parties (see Article 20) and approved by the Agency (see above) for the concerned reporting period.

21.3.2 Step 2 — Limit to [***] of the maximum grant amount

The total amount of pre-financing and interim payments must not exceed [***] of the maximum grant amount set out in Article 5.1. The maximum amount for the interim payment will be calculated as follows:

{[***] of the maximum grant amount (see Article 5.1)

minus

{pre-financing and previous interim payments}}.

21.4.Payment of the balance — Amount — Calculation — Release of the amount retained for the Guarantee Fund

The payment of the balance reimburses the remaining part of the eligible costs incurred by the beneficiaries for the implementation of the action.

If the total amount of earlier payments is greater than the final grant amount (see Article 5.3), the payment of the balance takes the form of a recovery (see Article 44).

If the total amount of earlier payments is lower than the final grant amount, the Agency will pay the balance within [***] from receiving the final report (see Article 20.4), except if Articles 47 or 48 apply.

Payment is subject to the approval of the final report. Its approval does not imply recognition of the compliance, authenticity, completeness or correctness of its content.

The amount due as the balance is calculated by the Agency by deducting the total amount of pre-financing and interim payments (if any) already made, from the final grant amount determined in accordance with Article 5.3:

{final grant amount (see Article 5.3)

minus

{pre-financing and interim payments (if any) made}}.

At the payment of the balance, the amount retained for the Guarantee Fund (see above) will be released and:

-	if the balance is positive: the amount released will be paid in full to the coordinator together with the amount due as the balance;
-	if the balance is negative (payment of the balance taking the form of recovery): it will be deducted from the amount released (see Article 44.1.2). If the resulting amount:
-	is positive, it will be paid to the coordinator
-	is negative, it will be recovered.

The amount to be paid may however be offset — without the beneficiaries’ consent — against any other amount owed by a beneficiary to the Agency, the Commission or another executive agency (under the EU or Euratom budget), up to the maximum EU contribution indicated, for that beneficiary, in the estimated budget (see Annex 2).

21.5.Notification of amounts due

When making payments, the Agency will formally notify to the coordinator the amount due, specifying whether it concerns an interim payment or the payment of the balance.

For the payment of the balance, the notification will also specify the final grant amount.

In the case of reduction of the grant or recovery of undue amounts, the notification will be preceded by the contradictory procedure set out in Articles 43 and 44.

21.6.Currency for payments

The Agency will make all payments in euro.

21.7.Payments to the coordinator — Distribution to the beneficiaries

Payments will be made to the coordinator.

Payments to the coordinator will discharge the Agency from its payment obligation.

The coordinator must distribute the payments between the beneficiaries without unjustified delay.

Pre-financing may however be distributed only:

(a)	if the minimum number of beneficiaries set out in the call for proposals has acceded to the Agreement (see Article 56) and

(b)	to beneficiaries that have acceded to the Agreement (see Article 56).

21.8.Bank account for payments

All payments will be made to the following bank account:

Name of bank: [***]

Full name of the account holder: [***]

IBAN code: [***]

21.9.Costs of payment transfers

The cost of the payment transfers is borne as follows:

-	the Agency bears the cost of transfers charged by its bank;
-	the beneficiary bears the cost of transfers charged by its bank;
-	the party causing a repetition of a transfer bears all costs of the repeated transfer.

21.10.Date of payment

Payments by the Agency are considered to have been carried out on the date when they are debited to its account.

21.11.Consequences of non-compliance

21.11.1 If the Agency does not pay within the payment deadlines (see above), the beneficiaries are entitled to late-payment interest at the rate applied by the European Central Bank (ECB) for its main refinancing operations in euros (‘reference rate’), plus [***]. The reference rate is the rate in force [***].

If the late-payment interest is lower than or equal to EUR [***], it will be paid to the coordinator only upon request submitted within [***] of receiving the late payment.

Late-payment interest is not due if all beneficiaries are EU Member States (including regional and local government authorities or other public bodies acting on behalf of a Member State for the purpose of this Agreement).

Suspension of the payment deadline or payments (see Articles 47 and 48) will not be considered as late payment.

Late-payment interest covers the period running from the day following the due date for payment (see above), up to and including the date of payment.

Late-payment interest is not considered for the purposes of calculating the final grant amount.

21.11.2 If the coordinator breaches any of its obligations under this Article, the grant may be reduced (see Article 43) and the Agreement or the participation of the coordinator may be terminated (see Article 50).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 22 - CHECKS, REVIEWS, AUDITS AND INVESTIGATIONS — EXTENSION OF FINDINGS

22.1.Checks, reviews and audits by the Agency and the Commission

22.1.1 Right to carry out checks

The Agency or the Commission will — during the implementation of the action or afterwards — check the proper implementation of the action and compliance with the obligations under the Agreement, including assessing deliverables and reports.

For this purpose the Agency or the Commission may be assisted by external persons or bodies.

The Agency or the Commission may also request additional information in accordance with Article 17.

The Agency or the Commission may request beneficiaries to provide such information to it directly.

Information provided must be accurate, precise and complete and in the format requested, including electronic format.

22.1.2 Right to carry out reviews

The Agency or the Commission may — during the implementation of the action or afterwards — carry out reviews on the proper implementation of the action (including assessment of deliverables and reports), compliance with the obligations under the Agreement and continued scientific or technological relevance of the action.

Reviews may be started up to [***] after the payment of the balance. They will be formally notified to the coordinator or beneficiary concerned and will be considered to have started on the date of the formal notification.

If the review is carried out on a third party (see Articles 10 to 16), the beneficiary concerned must inform the third party.

The Agency or the Commission may carry out reviews directly (using its own staff) or indirectly (using external persons or bodies appointed to do so). It will inform the coordinator or beneficiary concerned of the identity of the external persons or bodies. They have the right to object to the appointment on grounds of commercial confidentiality.

The coordinator or beneficiary concerned must provide — within the deadline requested — any information and data in addition to deliverables and reports already submitted (including information on the use of resources). The Agency or the Commission may request beneficiaries to provide such information to it directly.

The coordinator or beneficiary concerned may be requested to participate in meetings, including with external experts.

For on-the-spot reviews, the beneficiaries must allow access to their sites and premises, including to external persons or bodies, and must ensure that information requested is readily available.

Information provided must be accurate, precise and complete and in the format requested, including electronic format.

On the basis of the review findings, a ‘review report’ will be drawn up.

The Agency or the Commission will formally notify the review report to the coordinator or beneficiary concerned, which has [***] to formally notify observations (‘contradictory review procedure’).

Reviews (including review reports) are in the language of the Agreement.

22.1.3 Right to carry out audits

The Agency or the Commission may — during the implementation of the action or afterwards — carry out audits on the proper implementation of the action and compliance with the obligations under the Agreement.

Audits may be started up to [***] after the payment of the balance. They will be formally notified to the coordinator or beneficiary concerned and will be considered to have started on the date of the formal notification.

If the audit is carried out on a third party (see Articles 10 to 16), the beneficiary concerned must inform the third party.

The Agency or the Commission may carry out audits directly (using its own staff) or indirectly (using external persons or bodies appointed to do so). It will inform the coordinator or beneficiary concerned of the identity of the external persons or bodies. They have the right to object to the appointment on grounds of commercial confidentiality.

The coordinator or beneficiary concerned must provide — within the deadline requested — any information (including complete accounts, individual salary statements or other personal data) to verify compliance with the Agreement. The Agency or the Commission may request beneficiaries to provide such information to it directly.

For on-the-spot audits, the beneficiaries must allow access to their sites and premises, including to external persons or bodies, and must ensure that information requested is readily available.

Information provided must be accurate, precise and complete and in the format requested, including electronic format.

On the basis of the audit findings, a ‘draft audit report’ will be drawn up.

The Agency or the Commission will formally notify the draft audit report to the coordinator or beneficiary concerned, which has [***] to formally notify observations (‘contradictory audit procedure’). This period may be extended by the Agency or the Commission in justified cases.

The ‘final audit report’ will take into account observations by the coordinator or beneficiary concerned. The report will be formally notified to it.

Audits (including audit reports) are in the language of the Agreement.

The Agency or the Commission may also access the beneficiaries’ statutory records for the periodical assessment of unit costs or flat-rate amounts.

22.2.Investigations by the European Anti-Fraud Office (OLAF)

Under Regulations No 883/201311 and No 2185/9612 (and in accordance with their provisions and procedures), the European Anti-Fraud Office (OLAF) may — at any moment during implementation of the action or afterwards — carry out investigations, including on-the-spot checks and inspections, to establish whether there has been fraud, corruption or any other illegal activity affecting the financial interests of the EU.

22.3.Checks and audits by the European Court of Auditors (ECA)

Under Article 287 of the Treaty on the Functioning of the European Union (TFEU) and Article 161 of the Financial Regulation No 966/201213, the European Court of Auditors (ECA) may — at any moment during implementation of the action or afterwards — carry out audits.

The ECA has the right of access for the purpose of checks and audits.

[11]

Regulation (EU, Euratom) No 883/2013 of the European Parliament and of the Council of 11 September 2013 concerning investigations conducted by the European Anti-Fraud Office (OLAF) and repealing Regulation (EC) No 1073/1999 of the European Parliament and of the Council and Council Regulation (Euratom) No 1074/1999 (OJ L 248, 18.09.2013, p. 1).

[12]

Council Regulation (Euratom, EC) No 2185/1996 of 11 November 1996 concerning on-the-spot checks and inspections carried out by the Commission in order to protect the European Communities’ financial interests against fraud and other irregularities (OJ L 292, 15.11.1996, p. 2).

[13]

Regulation (EU, Euratom) No 966/2012 of the European Parliament and of the Council of 25 October 2012 on the financial rules applicable to the general budget of the Union and repealing Council Regulation (EC, Euratom) No 1605/2002 (OJ L 298, 26.10.2012, p. 1).

22.4.Checks, reviews, audits and investigations for international organisations

Not applicable

22.5.	Consequences of findings in checks, reviews, audits and investigations — Extension of findings

22.5.1 Findings in this grant

Findings in checks, reviews, audits or investigations carried out in the context of this grant may lead to the rejection of ineligible costs (see Article 42), reduction of the grant (see Article 43), recovery of undue amounts (see Article 44) or to any of the other measures described in Chapter 6.

Rejection of costs or reduction of the grant after the payment of the balance will lead to a revised final grant amount (see Article 5.4).

Findings in checks, reviews, audits or investigations may lead to a request for amendment for the modification of Annex 1 (see Article 55).

Checks, reviews, audits or investigations that find systemic or recurrent errors, irregularities, fraud or breach of obligations may also lead to consequences in other EU or Euratom grants awarded under similar conditions (‘extension of findings from this grant to other grants’).

Moreover, findings arising from an OLAF investigation may lead to criminal prosecution under national law.

22.5.2 Findings in other grants

The Agency or the Commission may extend findings from other grants to this grant (‘extension of findings from other grants to this grant’), if:

(a)

the beneficiary concerned is found, in other EU or Euratom grants awarded under similar conditions, to have committed systemic or recurrent errors, irregularities, fraud or breach of obligations that have a material impact on this grant and

(b)	those findings are formally notified to the beneficiary concerned — together with the list of grants affected by the findings — no later than two years after the payment of the balance of this grant.

The extension of findings may lead to the rejection of costs (see Article 42), reduction of the grant (see Article 43), recovery of undue amounts (see Article 44), suspension of payments (see Article 48), suspension of the action implementation (see Article 49) or termination (see Article 50).

22.5.3 Procedure

The Agency or the Commission will formally notify the beneficiary concerned the systemic or recurrent errors and its intention to extend these audit findings, together with the list of grants affected.

22.5.3.1If the findings concern eligibility of costs: the formal notification will include:

(a)	an invitation to submit observations on the list of grants affected by the findings;
(b)	the request to submit revised financial statements for all grants affected;
(c)

the correction rate for extrapolation established by the Agency or the Commission on the basis of the systemic or recurrent errors, to calculate the amounts to be rejected if the beneficiary concerned:

(i)	considers that the submission of revised financial statements is not possible or practicable or
(ii)	does not submit revised financial statements.

The beneficiary concerned has [***] from receiving notification to submit observations, revised financial statements or to propose a duly substantiated alternative correction method. This period may be extended by the Agency or the Commission in justified cases.

The Agency or the Commission may then start a rejection procedure in accordance with Article 42, on the basis of:

-	the revised financial statements, if approved;
-	the proposed alternative correction method, if accepted

or

-

the initially notified correction rate for extrapolation, if it does not receive any observations or revised financial statements, does not accept the observations or the proposed alternative correction method or does not approve the revised financial statements.

22.5.3.2If the findings concern substantial errors, irregularities or fraud or serious breach of  obligations: the formal notification will include:

(a)	an invitation to submit observations on the list of grants affected by the findings and
(b)	the flat-rate the Agency or the Commission intends to apply according to the principle of proportionality.

The beneficiary concerned has [***] from receiving notification to submit observations or to propose a duly substantiated alternative flat-rate.

The Agency or the Commission  may then start a reduction procedure in accordance with Article 43, on the basis of:

-	the proposed alternative flat-rate, if accepted

or

-	the initially notified flat-rate, if it does not receive any observations or does not accept the observations or the proposed alternative flat-rate.

22.6.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, any insufficiently substantiated costs will be ineligible (see Article 6) and will be rejected (see Article 42).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 23 - EVALUATION OF THE IMPACT OF THE ACTION

23.1.Right to evaluate the impact of the action

The Agency or the Commission may carry out interim and final evaluations of the impact of the action measured against the objective of the EU programme.

Evaluations may be started during implementation of the action and up to five years after the payment of the balance. The evaluation is considered to start on the date of the formal notification to the coordinator or beneficiaries.

The Agency or the Commission may make these evaluations directly (using its own staff) or indirectly (using external bodies or persons it has authorised to do so).

The coordinator or beneficiaries must provide any information relevant to evaluate the impact of the action, including information in electronic format.

23.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the Agency may apply the measures described in Chapter 6.

SECTION 3        RIGHTS AND OBLIGATIONS RELATED TO BACKGROUND AND RESULTS

SUBSECTION 1 GENERAL

ARTICLE 23a -  MANAGEMENT OF INTELLECTUAL PROPERTY

23a.1	Obligation to take measures to implement the Commission Recommendation on the management of intellectual property in knowledge transfer activities

Beneficiaries that are universities or other public research organisations must take measures to implement the principles set out in Points 1 and 2 of the Code of Practice annexed to the Commission Recommendation on the management of intellectual property in knowledge transfer activities14.

This does not change the obligations set out in Subsections 2 and 3 of this Section.

The beneficiaries must ensure that researchers and third parties involved in the action are aware of them.

23a.2 Consequences of non-compliance

If a beneficiary breaches its obligations under this Article, the Agency may apply any of the measures described in Chapter 6.

SUBSECTION 2 RIGHTS AND OBLIGATIONS RELATED TO BACKGROUND

ARTICLE 24 - AGREEMENT ON BACKGROUND

24.1.Agreement on background

The beneficiaries must identify and agree (in writing) on the background for the action (‘agreement on background’).

‘Background’ means any data, know-how or information — whatever its form or nature (tangible or intangible), including any rights such as intellectual property rights — that:

(a) is held by the beneficiaries before they acceded to the Agreement, and

(b) is needed to implement the action or exploit the results.

24.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 25 - ACCESS RIGHTS TO BACKGROUND

25.1.Exercise of access rights - Waiving of access rights - No sub-licensing

To exercise access rights, this must first be requested in writing (‘request for access’)

[14]

Commission Recommendation C(2008) 1329 of 10.4.2008 on the management of intellectual property in knowledge transfer activities and the Code of Practice for universities and other public research institutions attached to this recommendation.

‘Access rights’ means rights to use results or background under the terms and conditions laid down in this Agreement.

Waivers of access rights are not valid unless in writing.

Unless agreed otherwise, access rights do not include the right to sub-license.

25.2.Access rights for other beneficiaries, for implementing their own tasks under the action

The beneficiaries must give each other access — [***] — to background needed to implement their own tasks under the action, unless the beneficiary that holds the background has — before acceding to the Agreement —:

(a)	informed the other beneficiaries that access to its background is subject to legal restrictions or limits, including those imposed by the rights of third parties (including personnel), or
(b)	agreed with the other beneficiaries that access would not be on a royalty-free basis.

25.3.Access rights for other beneficiaries, for exploiting their own results

The beneficiaries must give each other access — under fair and reasonable conditions — to background needed for exploiting their own results, unless the beneficiary that holds the background has — before acceding to the Agreement — informed the other beneficiaries that access to its background is subject to legal restrictions or limits, including those imposed by the rights of third parties (including personnel).

‘Fair and reasonable conditions’ means appropriate conditions, including possible financial terms or royalty-free conditions, taking into account the specific circumstances of the request for access, for example the actual or potential value of the results or background to which access is requested and/or the scope, duration or other characteristics of the exploitation envisaged.

Requests for access may be made — unless agreed otherwise — up to [***] after the period set out in Article 3.

25.4.Access rights for affiliated entities

Unless otherwise agreed in the consortium agreement, access to background must also be given — under fair and reasonable conditions (see above; Article 25.3) and unless it is subject to legal restrictions or limits, including those imposed by the rights of third parties (including personnel) — to affiliated entities15 established in an EU Member State or ‘associated country’16, if this is needed to exploit the results generated by the beneficiaries to which they are affiliated.

[15]	For the definition, see ‘affiliated entity’ footnote (Article 14.1).
[16]

For the definition, see Article 2.1(3) of the Rules for Participation Regulation No 1290/2013: ‘associated country’ means a third country which is party to an international agreement with the Union, as identified in Article 7 of Horizon 2020 Framework Programme Regulation No 1291/2013. Article 7 sets out the conditions for association of non-EU countries to Horizon 2020. The joint owners must agree (in writing) on the allocation and terms of exercise of their joint ownership (‘joint ownership agreement’), to ensure compliance with their obligations under this Agreement.

Unless agreed otherwise (see above; Article 25.1), the affiliated entity concerned must make the request directly to the beneficiary that holds the background.

Requests for access may be made — unless agreed otherwise — up to [***] after the period set out in Article 3.

25.5.Access rights for third parties

Not applicable

25.6.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

SUBSECTION 3 RIGHTS AND OBLIGATIONS RELATED TO RESULTS

ARTICLE 26 - OWNERSHIP OF RESULTS

26.1.Ownership by the beneficiary that generates the results

Results are owned by the beneficiary that generates them.

‘Results’ means any (tangible or intangible) output of the action such as data, knowledge or information — whatever its form or nature, whether it can be protected or not — that is generated in the action, as well as any rights attached to it, including intellectual property rights.

26.2.Joint ownership by several beneficiaries

Two or more beneficiaries own results jointly if:

(a)	they have jointly generated them and
(b)	it is not possible to:
(i)	establish the respective contribution of each beneficiary, or
(ii)	separate them for the purpose of applying for, obtaining or maintaining their protection (see Article 27).

The joint owners must agree (in writing) on the allocation and terms of exercise of their joint ownership (‘joint ownership agreement’), to ensure compliance with their obligations under this Agreement.

Unless otherwise agreed in the joint ownership agreement, each joint owner may grant non-exclusive licences to third parties to exploit jointly-owned results (without any right to sub-license), if the other joint owners are given:

(a)	at least [***] advance notice and
(b)	fair and reasonable compensation.

Once the results have been generated, joint owners may agree (in writing) to apply another regime than joint ownership (such as, for instance, transfer to a single owner (see Article 30) with access rights for the others).

26.3.Rights of third parties (including personnel)

If third parties (including personnel) may claim rights to the results, the beneficiary concerned must ensure that it complies with its obligations under the Agreement.

If a third party generates results, the beneficiary concerned must obtain all necessary rights (transfer, licences or other) from the third party, in order to be able to respect its obligations as if those results were generated by the beneficiary itself.

If obtaining the rights is impossible, the beneficiary must refrain from using the third party to generate the results.

26.4.Agency ownership, to protect results

26.4.1 The Agency may — with the consent of the beneficiary concerned — assume ownership of results to protect them, if a beneficiary intends — up to [***] after the period set out in Article 3 — to disseminate its results without protecting them, except in any of the following cases:

(a)	the lack of protection is because protecting the results is not possible, reasonable or justified (given the circumstances);
(b)	the lack of protection is because there is a lack of potential for commercial or industrial exploitation, or
(c)	the beneficiary intends to transfer the results to another beneficiary or third party established in an EU Member State or associated country, which will protect them.

Before the results are disseminated and unless any of the cases above under Points (a), (b) or (c) applies, the beneficiary must formally notify the Agency and at the same time inform it of any reasons for refusing consent. The beneficiary may refuse consent only if it can show that its legitimate interests would suffer significant harm.

If the Agency decides to assume ownership, it will formally notify the beneficiary concerned within [***] of receiving notification.

No dissemination relating to these results may take place before the end of this period or, if the Agency takes a positive decision, until it has taken the necessary steps to protect the results.

26.4.2 The Agency may — with the consent of the beneficiary concerned — assume ownership of results to protect them, if a beneficiary intends — up to [***] after the period set out in Article 3 — to stop protecting them or not to seek an extension of protection, except in any of the following cases:

(a)	the protection is stopped because of a lack of potential for commercial or industrial exploitation;
(b)	an extension would not be justified given the circumstances.

A beneficiary that intends to stop protecting results or not seek an extension must — unless any of the cases above under Points (a) or (b) applies — formally notify the Agency at least [***] before the protection lapses or its extension is no longer possible and at the same time inform it of any reasons for refusing consent. The beneficiary may refuse consent only if it can show that its legitimate interests would suffer significant harm.

If the Agency decides to assume ownership, it will formally notify the beneficiary concerned within [***] of receiving notification.

26.5.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to the any of the other measures described in Chapter 6.

ARTICLE 27 - PROTECTION OF RESULTS — VISIBILITY OF EU FUNDING

27.1.Obligation to protect the results

Each beneficiary must examine the possibility of protecting its results and must adequately protect them — for an appropriate period and with appropriate territorial coverage — if:

(a)	the results can reasonably be expected to be commercially or industrially exploited and
(b)	protecting them is possible, reasonable and justified (given the circumstances).

When deciding on protection, the beneficiary must consider its own legitimate interests and the legitimate interests (especially commercial) of the other beneficiaries.

27.2.Agency ownership, to protect the results

If a beneficiary intends not to protect its results, to stop protecting them or not seek an extension of protection, the Agency may — under certain conditions (see Article 26.4) — assume ownership to ensure their (continued) protection.

27.3.Information on EU funding

Applications for protection of results (including patent applications) filed by or on behalf of a beneficiary must — unless the Agency requests or agrees otherwise or unless it is impossible — include the following:

“The project leading to this application has received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No [***]”.

27.4.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such a breach may also lead to any of the other measures described in Chapter 6.

ARTICLE 28 - EXPLOITATION OF RESULTS

28.1.Obligation to exploit the results

Each beneficiary must — up to [***] after the period set out in Article 3 — take measures aiming to ensure ‘exploitation’ of its results (either directly or indirectly, in particular through transfer or licensing; see Article 30) by:

(a) using them in further research activities (outside the action);

(b) developing, creating or marketing a product or process;

(c) creating and providing a service, or

(d) using them in standardisation activities.

This does not change the security obligations in Article 37, which still apply.

28.2.Results that could contribute to European or international standards — Information on EU funding

If results are incorporated in a standard, the beneficiary concerned must — unless the Agency requests or agrees otherwise or unless it is impossible — ask the standardisation body to include the following statement in (information related to) the standard:

“Results incorporated in this standard received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No [***]”.

28.3.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced in accordance with Article 43.

Such a breach may also lead to any of the other measures described in Chapter 6.

ARTICLE 29 - DISSEMINATION OF RESULTS — OPEN ACCESS — VISIBILITY OF EU FUNDING

29.1.Obligation to disseminate results

Unless it goes against their legitimate interests, each beneficiary must — as soon as possible — ‘disseminate’ its results by disclosing them to the public by appropriate means (other than those resulting from protecting or exploiting the results), including in scientific publications (in any medium).

This does not change the obligation to protect results in Article 27, the confidentiality obligations in Article 36, the security obligations in Article 37 or the obligations to protect personal data in Article 39, all of which still apply.

A beneficiary that intends to disseminate its results must give advance notice to the other beneficiaries of — unless agreed otherwise — at least [***], together with sufficient information on the results it will disseminate.

Any other beneficiary may object within — unless agreed otherwise — [***] of receiving notification, if it can show that its legitimate interests in relation to the results or background would be significantly harmed. In such cases, the dissemination may not take place unless appropriate steps are taken to safeguard these legitimate interests.

If a beneficiary intends not to protect its results, it may — under certain conditions (see Article 26.4.1) — need to formally notify the Agency before dissemination takes place.

29.2.Open access to scientific publications

Each beneficiary must ensure open access (free of charge online access for any user) to all peer-reviewed scientific publications relating to its results.

In particular, it must:

(a)

as soon as possible and at the latest on publication, deposit a machine-readable electronic copy of the published version or final peer-reviewed manuscript accepted for publication in a repository for scientific publications;

Moreover, the beneficiary must aim to deposit at the same time the research data needed to validate the results presented in the deposited scientific publications.

(b)	ensure open access to the deposited publication — via the repository — at the latest:

(i)	on publication, if an electronic version is available for free via the publisher, or
(ii)	within [***] of publication ([***] for publications in the social sciences and humanities) in any other case.
(c)	ensure open access — via the repository — to the bibliographic metadata that identify the deposited publication.

The bibliographic metadata must be in a standard format and must include all of the following:

-	the terms “European Union (EU)” and “Horizon 2020”;
-	the name of the action, acronym and grant number;
-	the publication date, and length of embargo period if applicable, and
-	a persistent identifier.

29.3.Open access to research data

Regarding the digital research data generated in the action (‘data’), the beneficiaries must:

(a) deposit in a research data repository and take measures to make it possible for third parties to access, mine, exploit, reproduce and disseminate — free of charge for any user — the following:

(i)	the data, including associated metadata, needed to validate the results presented in scientific publications, as soon as possible;
(ii)	not applicable;
(iii)	other data, including associated metadata, as specified and within the deadlines laid down in the ‘data management plan’ (see Annex 1);

(b) provide information — via the repository — about tools and instruments at the disposal of the beneficiaries and necessary for validating the results (and — where possible — provide the tools and instruments themselves).

This does not change the obligation to protect results in Article 27, the confidentiality obligations in Article 36, the security obligations in Article 37 or the obligations to protect personal data in Article 39, all of which still apply.

As an exception, the beneficiaries do not have to ensure open access to specific parts of their research data under Point (a)(i) and (iii), if the achievement of the action’s main objective (as described in Annex 1) would be jeopardised by making those specific parts of the research data openly accessible. In this case, the data management plan must contain the reasons for not giving access.

29.4.Information on EU funding — Obligation and right to use the EU emblem

Unless the Agency requests or agrees otherwise or unless it is impossible, any dissemination of results (in any form, including electronic) must:

(a)	display the EU emblem and
(b)	include the following text:

“This project has received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No [***]”.

When displayed together with another logo, the EU emblem must have appropriate prominence.

For the purposes of their obligations under this Article, the beneficiaries may use the EU emblem without first obtaining approval from the Agency.

This does not however give them the right to exclusive use.

Moreover, they may not appropriate the EU emblem or any similar trademark or logo, either by registration or by any other means.

29.5.Disclaimer excluding Agency responsibility

Any dissemination of results must indicate that it reflects only the author’s view and that the Agency is not responsible for any use that may be made of the information it contains.

29.6.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such a breach may also lead to any of the other measures described in Chapter 6.

ARTICLE 30 - TRANSFER AND LICENSING OF RESULTS

30.1.Transfer of ownership

Each beneficiary may transfer ownership of its results.

It must however ensure that its obligations under Articles 26.2, 26.4, 27, 28, 29, 30 and 31 also apply to the new owner and that this owner has the obligation to pass them on in any subsequent transfer.

This does not change the security obligations in Article 37, which still apply.

Unless agreed otherwise (in writing) for specifically-identified third parties or unless impossible under applicable EU and national laws on mergers and acquisitions, a beneficiary that intends to transfer ownership of results must give at least [***] advance notice (or less if agreed in writing)

to the other beneficiaries that still have (or still may request) access rights to the results. This notification must include sufficient information on the new owner to enable any beneficiary concerned to assess the effects on its access rights.

Unless agreed otherwise (in writing) for specifically-identified third parties, any other beneficiary may object within [***] of receiving notification (or less if agreed in writing), if it can show that the transfer would adversely affect its access rights. In this case, the transfer may not take place until agreement has been reached between the beneficiaries concerned.

30.2.Granting licenses

Each beneficiary may grant licences to its results (or otherwise give the right to exploit them), if:

(a)	this does not impede the access rights under Article 31 and
(b)	not applicable.

In addition to Points (a) and (b), exclusive licences for results may be granted only if all the other beneficiaries concerned have waived their access rights (see Article 31.1).

This does not change the dissemination obligations in Article 29 or security obligations in Article 37, which still apply.

30.3.Agency right to object to transfers or licensing

Not applicable

30.4.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such a breach may also lead to any of the other measures described in Chapter 6.

ARTICLE 31 - ACCESS RIGHTS TO RESULTS

31.1.Exercise of access rights — Waiving of access rights — No sub-licensing

The conditions set out in Article 25.1 apply.

The obligations set out in this Article do not change the security obligations in Article 37, which still apply.

31.2.	Access rights for other beneficiaries, for implementing their own tasks under the action

The beneficiaries must give each other access — [***] — to results needed for implementing their own tasks under the action.

31.3.Access rights for other beneficiaries, for exploiting their own results

The beneficiaries must give each other — under fair and reasonable conditions (see Article 25.3) — access to results needed for exploiting their own results.

Requests for access may be made — unless agreed otherwise — up to [***] after the period set out in Article 3.

31.4.Access rights of affiliated entities

Unless agreed otherwise in the consortium agreement, access to results must also be given — under fair and reasonable conditions (Article 25.3) — to affiliated entities established in an EU Member State or associated country, if this is needed for those entities to exploit the results generated by the beneficiaries to which they are affiliated.

Unless agreed otherwise (see above; Article 31.1), the affiliated entity concerned must make any such request directly to the beneficiary that owns the results.

Requests for access may be made — unless agreed otherwise — up to [***] after the period set out in Article 3.

31.5.	Access rights for the EU institutions, bodies, offices or agencies and EU Member States

The beneficiaries must give access to their results — [***] — to EU institutions, bodies, offices or agencies, for developing, implementing or monitoring EU policies or programmes.

Such access rights are limited to non-commercial and non-competitive use.

This does not change the right to use any material, document or information received from the beneficiaries for communication and publicising activities (see Article 38.2).

31.6.Access rights for third parties

Not applicable

31.7.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

SECTION 4 OTHER RIGHTS AND OBLIGATIONS

ARTICLE 32 - RECRUITMENT AND WORKING CONDITIONS FOR RESEARCHERS

32.1.	Obligation to take measures to implement the European Charter for Researchers and Code of Conduct for the Recruitment of Researchers

The beneficiaries must take all measures to implement the principles set out in the Commission Recommendation on the European Charter for Researchers and the Code of Conduct for the Recruitment of Researchers17, in particular regarding:

-	working conditions;
-	transparent recruitment processes based on merit, and
-	career development.

The beneficiaries must ensure that researchers and third parties involved in the action are aware of them.

32.2.Consequences of non-compliance

If a beneficiary breaches its obligations under this Article, the Agency may apply any of the measures described in Chapter 6.

ARTICLE 33 - GENDER EQUALITY

33.1.Obligation to aim for gender equality

The beneficiaries must take all measures to promote equal opportunities between men and women in the implementation of the action. They must aim, to the extent possible, for a gender balance at all levels of personnel assigned to the action, including at supervisory and managerial level.

33.2.Consequences of non-compliance

If a beneficiary breaches its obligations under this Article, the Agency may apply any of the measures described in Chapter 6.

ARTICLE 34 - ETHICS AND RESEARCH INTEGRITY

34.1.Obligation to comply with ethical and research integrity principles

The beneficiaries must carry out the action in compliance with:

(a)	ethical principles (including the highest standards of research integrity)

and

[17]	Commission Recommendation 2005/251/EC of 11 March 2005 on the European Charter for Researchers and on a Code of Conduct for the Recruitment of Researchers (OJ L 75, 22.3.2005, p. 67).

(b)	applicable international, EU and national law.

Funding will not be granted for activities carried out outside the EU if they are prohibited in all Member States or for activities which destroy human embryos (for example, for obtaining stem cells).

The beneficiaries must ensure that the activities under the action have an exclusive focus on civil applications.

The beneficiaries must ensure that the activities under the action do not:

(a)	aim at human cloning for reproductive purposes;
(b)	intend to modify the genetic heritage of human beings which could make such changes heritable (with the exception of research relating to cancer treatment of the gonads, which may be financed), or
(c)	intend to create human embryos solely for the purpose of research or for the purpose of stem cell procurement, including by means of somatic cell nuclear transfer.

In addition, the beneficiaries must respect the fundamental principle of research integrity — as set out, for instance, in the European Code of Conduct for Research Integrity24.

This implies compliance with the following fundamental principles:

-	reliability in ensuring the quality of research reflected in the design, the methodology, the analysis and the use of resources;
-	honesty in developing, undertaking, reviewing, reporting and communicating research in a transparent, fair and unbiased way;
-	respect for colleagues, research participants, society, ecosystems, cultural heritage and the environment;
-	accountability for the research from idea to publication, for its management and organisation, for training, supervision and mentoring, and for its wider impacts and means that beneficiaries must ensure that persons carrying out research tasks follow the good research practices and refrain from the research integrity violations described in this Code.

This does not change the other obligations under this Agreement or obligations under applicable international, EU or national law, all of which still apply.

34.2.Activities raising ethical issues

Activities raising ethical issues must comply with the ‘ethics requirements’ set out as deliverables in Annex 1.

Before the beginning of an activity raising an ethical issue, each beneficiary must have obtained:

(a)	any ethics committee opinion required under national law and
(b)	any notification or authorisation for activities raising ethical issues required under national and/or European law needed for implementing the action tasks in question.

The documents must be kept on file and be submitted upon request by the coordinator to the Agency (see Article 52). If they are not in English, they must be submitted together with an English summary, which shows that the action tasks in question are covered and includes the conclusions of the committee or authority concerned (if available).

34.3.Activities involving human embryos or human embryonic stem cells

Activities involving research on human embryos or human embryonic stem cells may be carried out, in addition to Article 34.1, only if:

-	they are set out in Annex 1 or
-	the coordinator has obtained explicit approval (in writing) from the Agency (see Article 52).

34.4.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43) and the Agreement or participation of the beneficiary may be terminated (see Article 50).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 35 - CONFLICT OF INTERESTS

35.1.Obligation to avoid a conflict of interests

The beneficiaries must take all measures to prevent any situation where the impartial and objective implementation of the action is compromised for reasons involving economic interest, political or national affinity, family or emotional ties or any other shared interest (‘conflict of interests’).

They must formally notify to the Agency without delay any situation constituting or likely to lead to a conflict of interests and immediately take all the necessary steps to rectify this situation.

The Agency may verify that the measures taken are appropriate and may require additional measures to be taken by a specified deadline.

35.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43) and the Agreement or participation of the beneficiary may be terminated (see Article 50).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 36 - CONFIDENTIALITY

36.1.General obligation to maintain confidentiality

During implementation of the action and for [***] after the period set out in Article 3, the parties must keep confidential any data, documents or other material (in any form) that is identified as confidential at the time it is disclosed (‘confidential information’).

If a beneficiary requests, the Agency may agree to keep such information confidential for an additional period beyond the initial [***].

If information has been identified as confidential only orally, it will be considered to be confidential only if this is confirmed in writing within [***] of the oral disclosure.

Unless otherwise agreed between the parties, they may use confidential information only to implement the Agreement.

The beneficiaries may disclose confidential information to their personnel or third parties involved in the action only if they:

(a)	need to know to implement the Agreement and
(b)	are bound by an obligation of confidentiality.

This does not change the security obligations in Article 37, which still apply.

The Agency may disclose confidential information to its staff, other EU institutions and bodies. It may disclose confidential information to third parties, if:

(a)	this is necessary to implement the Agreement or safeguard the EU’s financial interests and
(b)	the recipients of the information are bound by an obligation of confidentiality.

Under the conditions set out in Article 4 of the Rules for Participation Regulation No 1290/201318, the Commission must moreover make available information on the results to other EU institutions, bodies, offices or agencies as well as Member States or associated countries.

The confidentiality obligations no longer apply if:

(a)	the disclosing party agrees to release the other party;

[18]

Regulation (EU) No 1290/2013 of the European Parliament and of the Council of 11 December 2013 laying down the rules for participation and dissemination in “Horizon 2020 - the Framework Programme for Research and Innovation (2014-2020)” (OJ L 347, 20.12.2013 p.81).

(b)	the information was already known by the recipient or is given to him without obligation of confidentiality by a third party that was not bound by any obligation of confidentiality;
(c)	the recipient proves that the information was developed without the use of confidential information;
(d)	the information becomes generally and publicly available, without breaching any confidentiality obligation, or
(e)	the disclosure of the information is required by EU or national law.

36.2.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 37 - SECURITY-RELATED OBLIGATIONS

37.1.Results with a security recommendation

Not applicable

37.2.Classified information

Not applicable

37.3.Activities involving dual-use goods or dangerous materials and substances

Not applicable

37.4.Consequences of non-compliance

Not applicable

ARTICLE 38 - PROMOTING THE ACTION — VISIBILITY OF EU FUNDING

38.1.Communication activities by beneficiaries

38.1.1 Obligation to promote the action and its results

The beneficiaries must promote the action and its results, by providing targeted information to multiple audiences (including the media and the public) in a strategic and effective manner.

This does not change the dissemination obligations in Article 29, the confidentiality obligations in Article 36 or the security obligations in Article 37, all of which still apply.

Before engaging in a communication activity expected to have a major media impact, the beneficiaries must inform the Agency (see Article 52).

38.1.2 Information on EU funding — Obligation and right to use the EU emblem

Unless the Agency requests or agrees otherwise or unless it is impossible, any communication activity related to the action (including in electronic form, via social media, etc.) and any infrastructure, equipment and major results funded by the grant must:

(a) display the EU emblem and

(b) include the following text:

For communication activities:

“This project has received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No [***]”.

For infrastructure, equipment and major results:

“This [infrastructure][equipment][insert type of result] is part of a project that has received funding from the European Union’s Horizon 2020 research and innovation programme under grant agreement No [***]”.

When displayed together with another logo, the EU emblem must have appropriate prominence.

For the purposes of their obligations under this Article, the beneficiaries may use the EU emblem without first obtaining approval from the Agency.

This does not, however, give them the right to exclusive use.

Moreover, they may not appropriate the EU emblem or any similar trademark or logo, either by registration or by any other means.

38.1.3 Disclaimer excluding Agency and Commission responsibility

Any communication activity related to the action must indicate that it reflects only the author’s view and that the Agency and the Commission are not responsible for any use that may be made of the information it contains.

38.2.Communication activities by the Agency and the Commission

38.2.1 Right to use beneficiaries’ materials, documents or information

The Agency and the Commission may use, for its communication and publicising activities, information relating to the action, documents notably summaries for publication and public deliverables as well as any other material, such as pictures or audio-visual material received from any beneficiary (including in electronic form).

This does not change the confidentiality obligations in Article 36 and the security obligations in Article 37, all of which still apply.

If the Agency’s or the Commission’s use of these materials, documents or information would risk compromising legitimate interests, the beneficiary concerned may request the Agency or the Commission not to use it (see Article 52).

The right to use a beneficiary’s materials, documents and information includes:

(a)

use for its own purposes (in particular, making them available to persons working for the Agency, the Commission or any other EU institution, body, office or agency or body or institutions in EU Member States; and copying or reproducing them in whole or in part, in unlimited numbers);

(b)

distribution to the public (in particular, publication as hard copies and in electronic or digital format, publication on the internet, as a downloadable or non-downloadable file, broadcasting by any channel, public display or presentation, communicating through press information services, or inclusion in widely accessible databases or indexes);

(c)

editing or redrafting for communication and publicising activities (including shortening, summarising, inserting other elements (such as meta-data, legends, other graphic, visual, audio or text elements), extracting parts (e.g. audio or video files), dividing into parts, use in a compilation);

(d)	translation;
(e)	giving access in response to individual requests under Regulation No 1049/2001[19], without the right to reproduce or exploit;
(f)	storage in paper, electronic or other form;
(g)	archiving, in line with applicable document-management rules, and
(h)

the right to authorise third parties to act on its behalf or sub-license the modes of use set out in Points (b), (c), (d) and (f) to third parties if needed for the communication and publicising activities of the Agency or the Commission.

If the right of use is subject to rights of a third party (including personnel of the beneficiary), the beneficiary must ensure that it complies with its obligations under this Agreement (in particular, by obtaining the necessary approval from the third parties concerned).

Where applicable (and if provided by the beneficiaries), the Agency or the Commission will insert the following information:

“© – [year] – [name of the copyright owner]. All rights reserved. Licensed to the Innovation and Networks Executive Agency (INEA) and the European Union (EU) under conditions.”

[19]	Regulation (EC) No 1049/2001 of the European Parliament and of the Council of 30 May 2001 regarding public access to European Parliament, Council and Commission documents, OJ L 145, 31.5.2001, p. 43.

38.3.Consequences of non-compliance

If a beneficiary breaches any of its obligations under this Article, the grant may be reduced (see Article 43).

Such breaches may also lead to any of the other measures described in Chapter 6.

ARTICLE 39 - PROCESSING OF PERSONAL DATA

39.1.Processing of personal data by the Agency and the Commission

Any personal data under the Agreement will be processed by the Agency or the Commission under Regulation No 45/200120 and according to the ‘notifications of the processing operations’ to the Data Protection Officer (DPO) of the Agency or the Commission (publicly accessible in the DPO register).

Such data will be processed by the ‘data controller’ of the Agency or the Commission for the purposes of implementing, managing and monitoring the Agreement or protecting the financial interests of the EU or Euratom (including checks, reviews, audits and investigations; see Article 22).

The persons whose personal data are processed have the right to access and correct their own personal data. For this purpose, they must send any queries about the processing of their personal data to the data controller, via the contact point indicated in the privacy statement(s) that are published on the Agency and the Commission websites.

They also have the right to have recourse at any time to the European Data Protection Supervisor (EDPS).

39.2.Processing of personal data by the beneficiaries

The beneficiaries must process personal data under the Agreement in compliance with applicable EU and national law on data protection (including authorisations or notification requirements).

The beneficiaries may grant their personnel access only to data that is strictly necessary for implementing, managing and monitoring the Agreement.

The beneficiaries must inform the personnel whose personal data are collected and processed by the Agency or the Commission. For this purpose, they must provide them with the privacy statement(s) (see above), before transmitting their data to the Agency or the Commission.

[20]

Regulation (EC) No 45/2001 of the European Parliament and of the Council of 18 December 2000 on the protection of individuals with regard to the processing of personal data by the Community institutions and bodies and on the free movement of such data (OJ L 8, 12.01.2001, p. 1).

39.3.Consequences of non-compliance

If a beneficiary breaches any of its obligations under Article 39.2, the Agency may apply any of the measures described in Chapter 6.

ARTICLE 40 - ASSIGNMENTS OF CLAIMS FOR PAYMENT AGAINST THE AGENCY

The beneficiaries may not assign any of their claims for payment against the Agency to any third party, except if approved by the Agency on the basis of a reasoned, written request by the coordinator (on behalf of the beneficiary concerned).

If the Agency has not accepted the assignment or the terms of it are not observed, the assignment will have no effect on it.

In no circumstances will an assignment release the beneficiaries from their obligations towards the Agency.

CHAPTER 5        DIVISION OF BENEFICIARIES’ ROLES AND RESPONSIBILITIES — RELATIONSHIP WITH COMPLEMENTARY BENEFICIARIES — RELATIONSHIP WITH PARTNERS OF A JOINT ACTION

ARTICLE 41 - DIVISION OF BENEFICIARIES’ ROLES AND RESPONSIBILITIES — RELATIONSHIP WITH COMPLEMENTARY BENEFICIARIES — RELATIONSHIP WITH PARTNERS OF A JOINT ACTION

41.1.Roles and responsibility towards the Agency

The beneficiaries have full responsibility for implementing the action and complying with the Agreement.

The beneficiaries are jointly and severally liable for the technical implementation of the action as described in Annex 1. If a beneficiary fails to implement its part of the action, the other beneficiaries become responsible for implementing this part (without being entitled to any additional EU funding for doing so), unless the Agency expressly relieves them of this obligation.

The financial responsibility of each beneficiary is governed by Article 44.

41.2.Internal division of roles and responsibilities

The internal roles and responsibilities of the beneficiaries are divided as follows:

(a) Each beneficiary must:

(i)	keep information stored in the Participant Portal Beneficiary Register (via the electronic exchange system) up to date (see Article 17);
(ii)	inform the coordinator immediately of any events or circumstances likely to affect significantly or delay the implementation of the action (see Article 17);
(iii)	submit to the coordinator in good time:

-	individual financial statements for itself and its linked third parties and, if required, certificates on the financial statements (see Article 20);
-	the data needed to draw up the technical reports (see Article 20);
-	ethics committee opinions and notifications or authorisations for activities raising ethical issues (see Article 34);
-

any other documents or information required by the Agency or the Commission under the Agreement, unless the Agreement requires the beneficiary to submit this information directly to the Agency or the Commission.

(b) The coordinator must:

(i)	monitor that the action is implemented properly (see Article 7);
(ii)

act as the intermediary for all communications between the beneficiaries and the Agency (in particular, providing the Agency with the information described in Article 17), unless the Agreement specifies otherwise;

(iii)	request and review any documents or information required by the Agency and verify their completeness and correctness before passing them on to the Agency;
(iv)	submit the deliverables and reports to the Agency (see Articles 19 and 20);
(v)	ensure that all payments are made to the other beneficiaries without unjustified delay (see Article 21);
(vi)	inform the Agency of the amounts paid to each beneficiary, when required under the Agreement (see Articles 44 and 50) or requested by the Agency.

The coordinator may not delegate or subcontract the above-mentioned tasks to any other beneficiary or third party (including linked third parties).

41.3.Internal arrangements between beneficiaries — Consortium agreement

The beneficiaries must have internal arrangements regarding their operation and co-ordination to ensure that the action is implemented properly. These internal arrangements must be set out in a written ‘consortium agreement’ between the beneficiaries, which may cover:

-	internal organisation of the consortium;
-	management of access to the electronic exchange system;
-	distribution of EU funding;
-

additional rules on rights and obligations related to background and results (including whether access rights remain or not, if a beneficiary is in breach of its obligations) (see Section 3 of Chapter 4);

-	settlement of internal disputes;

-	liability, indemnification and confidentiality arrangements between the beneficiaries. The consortium agreement must not contain any provision contrary to the Agreement.
41.4.	Relationship with complementary beneficiaries — Collaboration agreement

Not applicable

41.5.Relationship with partners of a joint action — Coordination agreement

Not applicable

CHAPTER 6         REJECTION OF COSTS — REDUCTION OF THE GRANT — RECOVERY — SANCTIONS — DAMAGES — SUSPENSION — TERMINATION — FORCE MAJEURE

SECTION 1        REJECTION OF COSTS — REDUCTION OF THE GRANT — RECOVERY — SANCTIONS

ARTICLE 42 - REJECTION OF INELIGIBLE COSTS

42.1.Conditions

The Agency will — after termination of the participation of a beneficiary, at the time of an interim payment, at the payment of the balance or afterwards — reject any costs which are ineligible (see Article 6), in particular following checks, reviews, audits or investigations (see Article 22).

The rejection may also be based on the extension of findings from other grants to this grant (see Article 22.5.2).

42.2.Ineligible costs to be rejected — Calculation — Procedure

Ineligible costs will be rejected in full.

If the rejection of costs does not lead to a recovery (see Article 44), the Agency will formally notify the coordinator or beneficiary concerned of the rejection of costs, the amounts and the reasons why (if applicable, together with the notification of amounts due; see Article 21.5). The coordinator or beneficiary concerned may — within [***] of receiving notification — formally notify the Agency of its disagreement and the reasons why.

If the rejection of costs leads to a recovery, the Agency will follow the contradictory procedure with pre-information letter set out in Article 44.

42.3.Effects

If the Agency rejects costs at the time of an interim payment or the payment of the balance, it will deduct them from the total eligible costs declared, for the action, in the periodic or final summary financial statement (see Articles 20.3 and 20.4). It will then calculate the interim payment or payment of the balance as set out in Articles 21.3 or 21.4.

If the Agency rejects costs after termination of the participation of a beneficiary, it will deduct them from the costs declared by the beneficiary in the termination report and include the rejection in the calculation after termination (see Article 50.2 and 50.3).

If the Agency — after an interim payment but before the payment of the balance — rejects costs declared in a periodic summary financial statement, it will deduct them from the total eligible costs declared, for the action, in the next periodic summary financial statement or in the final summary financial statement. It will then calculate the interim payment or payment of the balance as set out in Articles 21.3 or 21.4.

If the Agency rejects costs after the payment of the balance, it will deduct the amount rejected from the total eligible costs declared, by the beneficiary, in the final summary financial statement. It will then calculate the revised final grant amount as set out in Article 5.4.

ARTICLE 43 - REDUCTION OF THE GRANT

43.1.Conditions

The Agency may — after termination of the participation of a beneficiary, at the payment of the balance or afterwards — reduce the grant amount (see Article 5.1), if :

(a)	a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed:
(i)	substantial errors, irregularities or fraud or
(ii)

serious breach of obligations under the Agreement or during the award procedure (including improper implementation of the action, submission of false information, failure to provide required information, breach of ethical principles) or

(b)

a beneficiary (or a natural person who has the power to represent or take decision on its behalf) has committed — in other EU or Euratom grants awarded to it under similar conditions — systemic or recurrent errors, irregularities, fraud or serious breach of obligations that have a material impact on this grant (extension of findings from other grants to this grant; see Article 22.5.2).

43.2.Amount to be reduced — Calculation — Procedure

The amount of the reduction will be proportionate to the seriousness of the errors, irregularities or fraud or breach of obligations.

Before reduction of the grant, the Agency will formally notify a ‘pre-information letter’ to the coordinator or beneficiary concerned:

-	informing it of its intention to reduce the grant, the amount it intends to reduce and the reasons why and

-	inviting it to submit observations within [***] of receiving notification.

If the Agency does not receive any observations or decides to pursue reduction despite the observations it has received, it will formally notify confirmation of the reduction (if applicable, together with the notification of amounts due; see Article 21).

43.3.Effects

If the Agency reduces the grant after termination of the participation of a beneficiary, it will calculate the reduced grant amount for that beneficiary and then determine the amount due to that beneficiary (see Article 50.2 and 50.3).

If the Agency reduces the grant at the payment of the balance, it will calculate the reduced grant amount for the action and then determine the amount due as payment of the balance (see Articles 5.3.4 and 21.4).

If the Agency reduces the grant after the payment of the balance, it will calculate the revised final grant amount for the beneficiary concerned (see Article 5.4). If the revised final grant amount for the beneficiary concerned is lower than its share of the final grant amount, the Agency will recover the difference (see Article 44).

ARTICLE 44 - RECOVERY OF UNDUE AMOUNTS

44.1.Amount to be recovered — Calculation — Procedure

The Agency will — after termination of the participation of a beneficiary, at the payment of the balance or afterwards — claim back any amount that was paid, but is not due under the Agreement.

Each beneficiary’s financial responsibility in case of recovery is limited to its own debt (including undue amounts paid by the Agency for costs declared by its linked third parties), except for the amount retained for the Guarantee Fund (see Article 21.4).

44.1.1 Recovery after termination of a beneficiary’s participation

If recovery takes place after termination of a beneficiary’s participation (including the coordinator), the Agency will claim back the undue amount from the beneficiary concerned, by formally notifying it a debit note (see Article 50.2 and 50.3). This note will specify the amount to be recovered, the terms and the date for payment.

If payment is not made by the date specified in the debit note, the Agency or the Commission will recover the amount:

(a)

by ‘offsetting’ it — without the beneficiary’s consent — against any amounts owed to the beneficiary concerned by the Agency, the Commission or another executive agency (from the EU or Euratom budget).

In exceptional circumstances, to safeguard the EU’s financial interests, the Agency or the Commission may offset before the payment date specified in the debit note;

(b)	not applicable;
(c)

by taking legal action (see Article 57) or by adopting an enforceable decision under Article 299 of the Treaty on the Functioning of the EU (TFEU) and Article 79(2) of the Financial Regulation No 966/2012.

If payment is not made by the date specified in the debit note, the amount to be recovered (see above) will be increased by late-payment interest at the rate set out in Article 21.11, from the day following the payment date in the debit note, up to and including the date the Agency or the Commission receives full payment of the amount.

Partial payments will be first credited against expenses, charges and late-payment interest and then against the principal.

Bank charges incurred in the recovery process will be borne by the beneficiary, unless Directive 2007/64/EC21 applies.

44.1.2 Recovery at payment of the balance

If the payment of the balance takes the form of a recovery (see Article 21.4), the Agency will formally notify a ‘pre-information letter’ to the coordinator:

-	informing it of its intention to recover, the amount due as the balance and the reasons why;
-	specifying that it intends to deduct the amount to be recovered from the amount retained for the Guarantee Fund;
-	requesting the coordinator to submit a report on the distribution of payments to the beneficiaries within [***] of receiving notification, and
-	inviting the coordinator to submit observations within [***] of receiving notification.

If no observations are submitted or the Agency decides to pursue recovery despite the observations it has received, it will confirm recovery (together with the notification of amounts due; see Article 21.5) and:

-	pay the difference between the amount to be recovered and the amount retained for the Guarantee Fund, if the difference is positive or

[21]

Directive 2007/64/EC of the European Parliament and of the Council of 13 November 2007 on payment services in the internal market amending Directives 97/7/EC, 2002/65/EC, 2005/60/EC and 2006/48/EC and repealing Directive 97/5/EC (OJ L 319, 05.12.2007, p. 1).

-

- formally notify to the coordinator a debit note for the difference between the amount to be recovered and the amount retained for the Guarantee Fund, if the difference is negative. This note will also specify the terms and the date for payment.

If the coordinator does not repay the Agency by the date in the debit note and has not submitted the report on the distribution of payments: the Agency or the Commission will recover the amount set out in the debit note from the coordinator (see below).

If the coordinator does not repay the Agency by the date in the debit note, but has submitted the report on the distribution of payments: the Agency will:

(a)	identify the beneficiaries for which the amount calculated as follows is negative:

{{{{beneficiary’s costs declared in the final summary financial statement and approved by the Agency multiplied by the reimbursement rate set out in Article 5.2 for the beneficiary concerned plus

its linked third parties’ costs declared in the final summary financial statement and approved by the Agency multiplied by the reimbursement rate set out in Article 5.2 for each linked third party concerned}

divided by

the EU contribution for the action calculated according to Article 5.3.1}

multiplied by

the final grant amount (see Article 5.3)},

minus

{pre-financing and interim payments received by the beneficiary}}.

(b)	formally notify to each beneficiary identified according to point (a) a debit note specifying the terms and date for payment. The amount of the debit note is calculated as follows:

{{amount calculated according to point (a) for the beneficiary concerned divided by

the sum of the amounts calculated according to point (a) for all the beneficiaries identified according to point (a)}

multiplied by

the amount set out in the debit note formally notified to the coordinator}.

If payment is not made by the date specified in the debit note, the Agency or the Commission will recover the amount:

(a)	by offsetting it — without the beneficiary’s consent — against any amounts owed to the beneficiary concerned by the Agency, the Commission or another executive agency (from the EU or Euratom budget).

In exceptional circumstances, to safeguard the EU’s financial interests, the Agency or the Commission may offset before the payment date specified in the debit note;

(b)	by drawing on the Guarantee Fund. The Agency or the Commission will formally notify the beneficiary concerned the debit note on behalf of the Guarantee Fund and recover the amount:
(i)	not applicable;
(ii)

by taking legal action (see Article 57) or by adopting an enforceable decision under Article 299 of the Treaty on the Functioning of the EU (TFEU) and Article 79(2) of the Financial Regulation No 966/2012.

If payment is not made by the date in the debit note, the amount to be recovered (see above) will be increased by late-payment interest at the rate set out in Article 21.11, from the day following the payment date in the debit note, up to and including the date the Agency or the Commission receives full payment of the amount.

Partial payments will be first credited against expenses, charges and late-payment interest and then against the principal.

Bank charges incurred in the recovery process will be borne by the beneficiary, unless Directive 2007/64/EC applies.

44.1.3 Recovery of amounts after payment of the balance

If, for a beneficiary, the revised final grant amount (see Article 5.4) is lower than its share of the final grant amount, it must repay the difference to the Agency.

The beneficiary’s share of the final grant amount is calculated as follows:

{{{beneficiary’s costs declared in the final summary financial statement and approved by the Agency multiplied by the reimbursement rate set out in Article 5.2 for the beneficiary concerned plus

its linked third parties’ costs declared in the final summary financial statement and approved by the Agency multiplied by the reimbursement rate set out in Article 5.2 for each linked third party concerned}

divided by

the EU contribution for the action calculated according to Article 5.3.1}

multiplied by

the final grant amount (see Article 5.3)}.

If the coordinator has not distributed amounts received (see Article 21.7), the Agency will also recover these amounts.

The Agency will formally notify a pre-information letter to the beneficiary concerned:

-	informing it of its intention to recover, the due amount and the reasons why and
-	inviting it to submit observations within [***] of receiving notification.

If no observations are submitted or the Agency decides to pursue recovery despite the observations it has received, it will confirm the amount to be recovered and formally notify to the beneficiary concerned a debit note. This note will also specify the terms and the date for payment.

If payment is not made by the date specified in the debit note, the Agency or the Commission will recover the amount:

(a)	by offsetting it — without the beneficiary’s consent — against any amounts owed to the beneficiary concerned by the Agency, the Commission or another executive agency (from the EU or Euratom budget).

In exceptional circumstances, to safeguard the EU’s financial interests, the Agency or the Commission may offset before the payment date specified in the debit note;

(b)	by drawing on the Guarantee Fund. The Agency or the Commission will formally notify the beneficiary concerned the debit note on behalf of the Guarantee Fund and recover the amount:
(i)	not applicable;
(ii)

by taking legal action (see Article 57) or by adopting an enforceable decision under Article 299 of the Treaty on the Functioning of the EU (TFEU) and Article 79(2) of the Financial Regulation No 966/2012.

If payment is not made by the date in the debit note, the amount to be recovered (see above) will be increased by late-payment interest at the rate set out in Article 21.11, from the day following the date for payment in the debit note, up to and including the date the Agency or the Commission receives full payment of the amount.

Partial payments will be first credited against expenses, charges and late-payment interest and then against the principal.

Bank charges incurred in the recovery process will be borne by the beneficiary, unless Directive 2007/64/EC applies.

ARTICLE 45 - ADMINISTRATIVE SANCTIONS

In addition to contractual measures, the Agency or the Commission may also adopt administrative sanctions under Articles 106 and 131(4) of the Financial Regulation No 966/2012 (i.e. exclusion from future procurement contracts, grants, prizes and expert contracts and/or financial penalties).

SECTION 2  LIABILITY FOR DAMAGES

ARTICLE 46 - LIABILITY FOR DAMAGES

46.1.Liability of the Agency

The Agency cannot be held liable for any damage caused to the beneficiaries or to third parties as a consequence of implementing the Agreement, including for gross negligence.

The Agency cannot be held liable for any damage caused by any of the beneficiaries or third parties involved in the action, as a consequence of implementing the Agreement.

46.2.Liability of the beneficiaries

Except in case of force majeure (see Article 51), the beneficiaries must compensate the Agency for any damage it sustains as a result of the implementation of the action or because the action was not implemented in full compliance with the Agreement.

SECTION 3 SUSPENSION AND TERMINATION

ARTICLE 47 - SUSPENSION OF PAYMENT DEADLINE

47.1.Conditions

The Agency may — at any moment — suspend the payment deadline (see Article 21.2 to 21.4) if a request for payment (see Article 20) cannot be approved because:

(a)	it does not comply with the provisions of the Agreement (see Article 20);
(b)	the technical or financial reports have not been submitted or are not complete or additional information is needed, or
(c)	there is doubt about the eligibility of the costs declared in the financial statements and additional checks, reviews, audits or investigations are necessary.

47.2.Procedure

The Agency will formally notify the coordinator of the suspension and the reasons why.

The suspension will take effect the day notification is sent by the Agency (see Article 52).

If the conditions for suspending the payment deadline are no longer met, the suspension will be lifted — and the remaining period will resume.

If the suspension exceeds [***], the coordinator may request the Agency if the suspension will continue.

If the payment deadline has been suspended due to the non-compliance of the technical or financial reports (see Article 20) and the revised report or statement is not submitted or was submitted but is also rejected, the Agency may also terminate the Agreement or the participation of the beneficiary (see Article 50.3.1(l)).

ARTICLE 48 - SUSPENSION OF PAYMENTS

48.1.Conditions

The Agency may — at any moment — suspend payments, in whole or in part and interim payments or the payment of the balance for one or more beneficiaries, if:

(a) a beneficiary (or a natural person who has the power to represent or take decision on its behalf) has committed or is suspected of having committed:

(i)	substantial errors, irregularities or fraud or
(ii)

serious breach of obligations under the Agreement or during the award procedure (including improper implementation of the action, submission of false information, failure to provide required information, breach of ethical principles) or

(b) a beneficiary (or a natural person who has the power to represent or take decision on its behalf) has committed — in other EU or Euratom grants awarded to it under similar conditions — systemic or recurrent errors, irregularities, fraud or serious breach of obligations that have a material impact on this grant (extension of findings from other grants to this grant; see Article 22.5.2).

If payments are suspended for one or more beneficiaries, the Agency will make partial payment(s) for the part(s) not suspended. If suspension concerns the payment of the balance, — once suspension is lifted — the payment or the recovery of the amount(s) concerned will be considered the payment of the balance that closes the action.

48.2.Procedure

Before suspending payments, the Agency will formally notify the coordinator or beneficiary concerned:

-	informing it of its intention to suspend payments and the reasons why and
-	inviting it to submit observations within [***] of receiving notification.

If the Agency does not receive observations or decides to pursue the procedure despite the observations it has received, it will formally notify confirmation of the suspension. Otherwise, it will formally notify that the suspension procedure is not continued.

The suspension will take effect the day the confirmation notification is sent by the Agency.

If the conditions for resuming payments are met, the suspension will be lifted. The Agency will formally notify the coordinator or beneficiary concerned.

During the suspension, the periodic report(s) for all reporting periods except the last one (see Article 20.3), must not contain any individual financial statements from the beneficiary concerned and its linked third parties. The coordinator must include them in the next periodic report after the suspension is lifted or — if suspension is not lifted before the end of the action — in the last periodic report.

The beneficiaries may suspend implementation of the action (see Article 49.1) or terminate the Agreement or the participation of the beneficiary concerned (see Article 50.1 and 50.2).

ARTICLE 49 - SUSPENSION OF THE ACTION IMPLEMENTATION

49.1.Suspension of the action implementation, by the beneficiaries

49.1.1 Conditions

The beneficiaries may suspend implementation of the action or any part of it, if exceptional circumstances — in particular force majeure (see Article 51) — make implementation impossible or excessively difficult.

49.1.2 Procedure

The coordinator must immediately formally notify to the Agency the suspension (see Article 52), stating:

-	the reasons why and
-	the expected date of resumption.

The suspension will take effect the day this notification is received by the Agency.

Once circumstances allow for implementation to resume, the coordinator must immediately formally notify the Agency and request an amendment of the Agreement to set the date on which the action will be resumed, extend the duration of the action and make other changes necessary to adapt the action to the new situation (see Article 55) — unless the Agreement or the participation of a beneficiary has been terminated (see Article 50).

The suspension will be lifted with effect from the resumption date set out in the amendment. This date may be before the date on which the amendment enters into force.

Costs incurred during suspension of the action implementation are not eligible (see Article 6).

49.2.Suspension of the action implementation, by the Agency

49.2.1 Conditions

The Agency may suspend implementation of the action or any part of it, if:

(a) a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed or is suspected of having committed:

(i)	substantial errors, irregularities or fraud or
(ii)

serious breach of obligations under the Agreement or during the award procedure (including improper implementation of the action, submission of false information, failure to provide required information, breach of ethical principles);

(b) a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed — in other EU or Euratom grants awarded to it under similar conditions — systemic or recurrent errors, irregularities, fraud or serious breach of obligations that have a material impact on this grant (extension of findings from other grants to this grant; see Article 22.5.2), or

(c) the action is suspected of having lost its scientific or technological relevance.

49.2.2 Procedure

Before suspending implementation of the action, the Agency will formally notify the coordinator or beneficiary concerned:

-	informing it of its intention to suspend the implementation and the reasons why and
-	inviting it to submit observations within [***] of receiving notification.

If the Agency does not receive observations or decides to pursue the procedure despite the observations it has received, it will formally notify confirmation of the suspension. Otherwise, it will formally notify that the procedure is not continued.

The suspension will take effect [***] after confirmation notification is received (or on a later date specified in the notification).

It will be lifted if the conditions for resuming implementation of the action are met.

The coordinator or beneficiary concerned will be formally notified of the lifting and the Agreement will be amended to set the date on which the action will be resumed, extend the duration of the action and make other changes necessary to adapt the action to the new situation (see Article 55) — unless the Agreement has already been terminated (see Article 50).

The suspension will be lifted with effect from the resumption date set out in the amendment. This date may be before the date on which the amendment enters into force.

Costs incurred during suspension are not eligible (see Article 6).

The beneficiaries may not claim damages due to suspension by the Agency (see Article 46).

Suspension of the action implementation does not affect the Agency’s right to terminate the Agreement or participation of a beneficiary (see Article 50), reduce the grant or recover amounts unduly paid (see Articles 43 and 44).

ARTICLE 50 - TERMINATION OF THE AGREEMENT OR OF THE PARTICIPATION OF ONE OR MORE BENEFICIARIES

50.1.Termination of the Agreement, by the beneficiaries

50.1.1 Conditions and procedure

The beneficiaries may terminate the Agreement.

The coordinator must formally notify termination to the Agency (see Article 52), stating:

-	the reasons why and
-	the date the termination will take effect. This date must be after the notification.

If no reasons are given or if the Agency considers the reasons do not justify termination, the Agreement will be considered to have been ‘terminated improperly’.

The termination will take effect on the day specified in the notification.

50.1.2 Effects

The coordinator must — within [***] from when termination takes effect — submit:

(i)	a periodic report (for the open reporting period until termination; see Article 20.3) and
(ii)	the final report (see Article 20.4).

If the Agency does not receive the reports within the deadline (see above), only costs which are included in an approved periodic report will be taken into account.

The Agency will calculate the final grant amount (see Article 5.3) and the balance (see Article 21.4) on the basis of the reports submitted. Only costs incurred until termination are eligible (see Article 6). Costs relating to contracts due for execution only after termination are not eligible.

Improper termination may lead to a reduction of the grant (see Article 43).

After termination, the beneficiaries’ obligations (in particular Articles 20, 22, 23, Section 3 of Chapter 4, 36, 37, 38, 40, 42, 43 and 44) continue to apply.

50.2.Termination of the participation of one or more beneficiaries, by the beneficiaries

50.2.1    Conditions and procedure

The participation of one or more beneficiaries may be terminated by the coordinator, on request of the beneficiary concerned or on behalf of the other beneficiaries.

The coordinator must formally notify termination to the Agency (see Article 52) and inform the beneficiary concerned.

If the coordinator’s participation is terminated without its agreement, the formal notification must be done by another beneficiary (acting on behalf of the other beneficiaries).

The notification must include:

-	the reasons why;
-	the opinion of the beneficiary concerned (or proof that this opinion has been requested in writing);
-	the date the termination takes effect. This date must be after the notification, and
-

a request for amendment (see Article 55), with a proposal for reallocation of the tasks and the estimated budget of the beneficiary concerned (see Annexes 1 and 2) and, if necessary, the addition of one or more new beneficiaries (see Article 56). If termination takes effect after the period set out in Article 3, no request for amendment must be included unless the beneficiary concerned is the coordinator. In this case, the request for amendment must propose a new coordinator.

If this information is not given or if the Agency considers that the reasons do not justify termination, the participation will be considered to have been terminated improperly.

The termination will take effect on the day specified in the notification.

50.2.2 Effects

The coordinator must — within [***] from when termination takes effect — submit:

(i)	a report on the distribution of payments to the beneficiary concerned and
(ii)

if termination takes effect during the period set out in Article 3, a ‘termination report’ from the beneficiary concerned, for the open reporting period until termination, containing an overview of the progress of the work, an overview of the use of resources, the individual financial statement and, if applicable, the certificate on the financial statement (see Articles 20.3 and 20.4).

The information in the termination report must also be included in the periodic report for the next reporting period (see Article 20.3).

If the request for amendment is rejected by the Agency (because it calls into question the decision awarding the grant or breaches the principle of equal treatment of applicants), the Agreement may be terminated according to Article 50.3.1(c).

If the request for amendment is accepted by the Agency, the Agreement is amended to introduce the necessary changes (see Article 55).

The Agency will — on the basis of the periodic reports, the termination report and the report on the distribution of payments — calculate the amount which is due to the beneficiary and if the (pre-financing and interim) payments received by the beneficiary exceed this amount.

The amount which is due is calculated in the following steps:

Step 1 — Application of the reimbursement rate to the eligible costs

The grant amount for the beneficiary is calculated by applying the reimbursement rate(s) to the total eligible costs declared by the beneficiary and its linked third parties in the termination report and approved by the Agency.

Only costs incurred by the beneficiary concerned until termination takes effect are eligible (see Article 6). Costs relating to contracts due for execution only after termination are not eligible.

Step 2 — Reduction due to substantial errors, irregularities or fraud or serious breach of obligations

In case of a reduction (see Article 43), the Agency will calculate the reduced grant amount for the beneficiary by deducting the amount of the reduction (calculated in proportion to the seriousness of the errors, irregularities or fraud or breach of obligations, in accordance with Article 43.2) from the grant amount for the beneficiary.

If the payments received exceed the amounts due:

-

if termination takes effect during the period set out in Article 3 and the request for amendment is accepted, the beneficiary concerned must repay to the coordinator the amount unduly received. The Agency will formally notify the amount unduly received and request the beneficiary concerned to repay it to the coordinator within [***] of receiving notification. If it does not repay the coordinator, the Agency will draw upon the Guarantee Fund to pay the coordinator and then notify a debit note on behalf of the Guarantee Fund to the beneficiary concerned (see Article 44);

-

in all other cases, in particular if termination takes effect after the period set out in Article 3, the Agency will formally notify a debit note to the beneficiary concerned. If payment is not made by the date in the debit note, the Guarantee Fund will pay to the Agency the amount due and the Agency will notify a debit note on behalf of the Guarantee Fund to the beneficiary concerned (see Article 44);

-	if the beneficiary concerned is the former coordinator, it must repay the new coordinator according to the procedure above, unless:
-	termination takes effect after an interim payment and
-	the former coordinator has not distributed amounts received as pre-financing or interim payments (see Article 21.7).

In this case, the Agency will formally notify a debit note to the former coordinator. If payment is not made by the date in the debit note, the Guarantee Fund will pay to the Agency the amount due. The Agency will then pay the new coordinator and notify a debit note on behalf of the Guarantee Fund to the former coordinator (see Article 44).

If the payments received do not exceed the amounts due: amounts owed to the beneficiary concerned will be included in the next interim or final payment.

If the Agency does not receive the termination report within the deadline (see above), only costs included in an approved periodic report will be taken into account.

If the Agency does not receive the report on the distribution of payments within the deadline (see above), it will consider that:

-	the coordinator did not distribute any payment to the beneficiary concerned and that
-	the beneficiary concerned must not repay any amount to the coordinator.

Improper termination may lead to a reduction of the grant (see Article 43) or termination of the Agreement (see Article 50).

After termination, the concerned beneficiary’s obligations (in particular Articles 20, 22, 23, Section 3 of Chapter 4, 36, 37, 38, 40, 42, 43 and 44) continue to apply.

50.3.	Termination of the Agreement or the participation of one or more beneficiaries, by the Agency

50.3.1 Conditions

The Agency may terminate the Agreement or the participation of one or more beneficiaries, if:

(a)	one or more beneficiaries do not accede to the Agreement (see Article 56);
(b)

a change to their legal, financial, technical, organisational or ownership situation (or those of its linked third parties) is likely to substantially affect or delay the implementation of the action or calls into question the decision to award the grant;

(c)

following termination of participation for one or more beneficiaries (see above), the necessary changes to the Agreement would call into question the decision awarding the grant or breach the principle of equal treatment of applicants (see Article 55);

(d)	implementation of the action is prevented by force majeure (see Article 51) or suspended by the coordinator (see Article 49.1) and either:

(i)resumption is impossible, or

(ii)the necessary changes to the Agreement would call into question the decision awarding the grant or breach the principle of equal treatment of applicants;

(e)

a beneficiary is declared bankrupt, being wound up, having its affairs administered by the courts, has entered into an arrangement with creditors, has suspended business activities, or is subject to any other similar proceedings or procedures under national law;

(f)	a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has been found guilty of professional misconduct, proven by any means;
(g)	a beneficiary does not comply with the applicable national law on taxes and social security;
(h)	the action has lost scientific or technological relevance;
(i)	not applicable;
(j)	not applicable;
(k)

a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed fraud, corruption, or is involved in a criminal organisation, money laundering or any other illegal activity;

(l)	a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed:

(i)substantial errors, irregularities or fraud or

(ii)serious breach of obligations under the Agreement or during the award procedure (including improper implementation of the action, submission of false information, failure to provide required information, breach of ethical principles);

(m)

a beneficiary (or a natural person who has the power to represent or take decisions on its behalf) has committed — in other EU or Euratom grants awarded to it under similar conditions — systemic or recurrent errors, irregularities, fraud or serious breach of obligations that have a material impact on this grant (extension of findings from other grants to this grant; see Article 22.5.2);

(n)

despite a specific request by the Agency, a beneficiary does not request — through the coordinator — an amendment to the Agreement to end the participation of one of its linked third parties or international partners that is in one of the situations under points (e), (f), (g), (k), (l) or (m) and to reallocate its tasks.

50.3.2 Procedure

Before terminating the Agreement or participation of one or more beneficiaries, the Agency will formally notify the coordinator or beneficiary concerned:

-	informing it of its intention to terminate and the reasons why and
-

inviting it, within [***] of receiving notification, to submit observations and — in case of Point (l.ii) above — to inform the Agency of the measures to ensure compliance with the obligations under the Agreement.

If the Agency does not receive observations or decides to pursue the procedure despite the observations it has received, it will formally notify to the coordinator or beneficiary concerned confirmation of the termination and the date it will take effect. Otherwise, it will formally notify that the procedure is not continued.

The termination will take effect:

-	for terminations under Points (b), (c), (e), (g), (h), (j), (l.ii) and (n) above: on the day specified in the notification of the confirmation (see above);
-	for terminations under Points (a), (d), (f), (i), (k), (l.i) and (m) above: on the day after the notification of the confirmation is received.

50.3.3 Effects

(a)	for termination of the Agreement:

The coordinator must — within [***] from when termination takes effect — submit:

(i) a periodic report (for the last open reporting period until termination; see Article 20.3) and

(ii) a final report (see Article 20.4).

If the Agreement is terminated for breach of the obligation to submit reports (see Articles 20.8 and 50.3.1(l)), the coordinator may not submit any reports after termination.

If the Agency does not receive the reports within the deadline (see above), only costs which are included in an approved periodic report will be taken into account.

The Agency will calculate the final grant amount (see Article 5.3) and the balance (see Article 21.4) on the basis of the reports submitted. Only costs incurred until termination takes effect are eligible (see Article 6). Costs relating to contracts due for execution only after termination are not eligible.

This does not affect the Agency’s right to reduce the grant (see Article 43) or to impose administrative sanctions (Article 45).

The beneficiaries may not claim damages due to termination by the Agency (see Article 46).

After termination, the beneficiaries’ obligations (in particular Articles 20, 22, 23, Section 3 of Chapter 4, 36, 37, 38, 40, 42, 43 and 44) continue to apply.(b) for termination of the participation of one or more beneficiaries:

(b)	for termination of the participation of one or more beneficiaries:

The coordinator must — within [***] from when termination takes effect — submit:

(i)	a report on the distribution of payments to the beneficiary concerned;

(ii)

a request for amendment (see Article 55), with a proposal for reallocation of the tasks and estimated budget of the beneficiary concerned (see Annexes 1 and 2) and, if necessary, the addition of one or more new beneficiaries (see Article 56). If termination is notified after the period set out in Article 3, no request for amendment must be submitted unless the beneficiary concerned is the coordinator. In this case the request for amendment must propose a new coordinator, and

(iii)

if termination takes effect during the period set out in Article 3, a termination report from the beneficiary concerned, for the open reporting period until termination, containing an overview of the progress of the work, an overview of the use of resources, the individual financial statement and, if applicable, the certificate on the financial statement (see Article 20).

The information in the termination report must also be included in the periodic report for the next reporting period (see Article 20.3).

If the request for amendment is rejected by the Agency (because it calls into question the decision awarding the grant or breaches the principle of equal treatment of applicants), the Agreement may be terminated according to Article 50.3.1(c).

If the request for amendment is accepted by the Agency, the Agreement is amended to introduce the necessary changes (see Article 55).

The Agency will — on the basis of the periodic reports, the termination report and the report on the distribution of payments — calculate the amount which is due to the beneficiary and if the (pre-financing and interim) payments received by the beneficiary exceed this amount.

The amount which is due is calculated in the following steps:

Step 1 — Application of the reimbursement rate to the eligible costs

The grant amount for the beneficiary is calculated by applying the reimbursement rate(s) to the total eligible costs declared by the beneficiary and its linked third parties in the termination report and approved by the Agency.

Only costs incurred by the beneficiary concerned until termination takes effect are eligible (see Article 6). Costs relating to contracts due for execution only after termination are not eligible.

Step 2 — Reduction due to substantial errors, irregularities or fraud or serious breach of obligations

In case of a reduction (see Article 43), the Agency will calculate the reduced grant amount for the beneficiary by deducting the amount of the reduction (calculated in proportion to the seriousness of the errors, irregularities or fraud or breach of obligations, in accordance with Article 43.2) from the grant amount for the beneficiary.

If the payments received exceed the amounts due:

-

if termination takes effect during the period set out in Article 3 and the request for amendment is accepted, the beneficiary concerned must repay to the coordinator the amount unduly received. The Agency will formally notify the amount unduly received and request the beneficiary concerned to repay it to the coordinator within [***] of receiving notification. If it does not repay the coordinator, the Agency will draw upon the Guarantee Fund to pay the coordinator and then notify a debit note on behalf of the Guarantee Fund to the beneficiary concerned (see Article 44);

-

in all other cases, in particular if termination takes effect after the period set out in Article 3, the Agency will formally notify a debit note to the beneficiary concerned. If payment is not made by the date in the debit note, the Guarantee Fund will pay to the Agency the amount due and the Agency will notify a debit note on behalf of the Guarantee Fund to the beneficiary concerned (see Article 44);

-	if the beneficiary concerned is the former coordinator, it must repay the new coordinator according to the procedure above, unless:
-	termination takes effect after an interim payment and
-	the former coordinator has not distributed amounts received as pre-financing or interim payments (see Article 21.7).

In this case, the Agency will formally notify a debit note to the former coordinator. If payment is not made by the date in the debit note, the Guarantee Fund will pay to the Agency the amount due. The Agency will then pay the new coordinator and notify a debit note on behalf of the Guarantee Fund to the former coordinator (see Article 44).

If the payments received do not exceed the amounts due: amounts owed to the beneficiary concerned will be included in the next interim or final payment.

If the Agency does not receive the termination report within the deadline (see above), only costs included in an approved periodic report will be taken into account.

If the Agency does not receive the report on the distribution of payments within the deadline (see above), it will consider that:

-	the coordinator did not distribute any payment to the beneficiary concerned and that
-	the beneficiary concerned must not repay any amount to the coordinator.

After termination, the concerned beneficiary’s obligations (in particular Articles 20, 22, 23, Section 3 of Chapter 4, 36, 37, 38, 40, 42, 43 and 44) continue to apply.

SECTION 4  FORCE MAJEURE

ARTICLE 51 - FORCE MAJEURE

‘Force majeure’ means any situation or event that:

-	prevents either party from fulfilling their obligations under the Agreement,
-	was unforeseeable, exceptional situation and beyond the parties’ control,
-	was not due to error or negligence on their part (or on the part of third parties involved in the action), and
-	proves to be inevitable in spite of exercising all due diligence.

The following cannot be invoked as force majeure:

-	any default of a service, defect in equipment or material or delays in making them available, unless they stem directly from a relevant case of force majeure,
-	labour disputes or strikes, or
-	financial difficulties.

Any situation constituting force majeure must be formally notified to the other party without delay, stating the nature, likely duration and foreseeable effects.

The parties must immediately take all the necessary steps to limit any damage due to force majeure and do their best to resume implementation of the action as soon as possible.

The party prevented by force majeure from fulfilling its obligations under the Agreement cannot be considered in breach of them.

CHAPTER 7        FINAL PROVISIONS

ARTICLE 52 - COMMUNICATION BETWEEN THE PARTIES

52.1.Form and means of communication

Communication under the Agreement (information, requests, submissions, ‘formal notifications’, etc.) must:

-	be made in writing and
-	bear the number of the Agreement.

All communication must be made through the Participant Portal electronic exchange system and using the forms and templates provided there.

If — after the payment of the balance — the Agency finds that a formal notification was not accessed, a second formal notification will be made by registered post with proof of delivery (‘formal notification on paper’). Deadlines will be calculated from the moment of the second notification.

Communications in the electronic exchange system must be made by persons authorised according to the Participant Portal Terms & Conditions. For naming the authorised persons, each beneficiary must have designated — before the signature of this Agreement — a ‘legal entity appointed representative (LEAR)’. The role and tasks of the LEAR are stipulated in his/her appointment letter (see Participant Portal Terms & Conditions).

If the electronic exchange system is temporarily unavailable, instructions will be given on the Agency and Commission websites.

52.2.Date of communication

Communications are considered to have been made when they are sent by the sending party (i.e. on the date and time they are sent through the electronic exchange system).

Formal notifications through the electronic exchange system are considered to have been made when they are received by the receiving party (i.e. on the date and time of acceptance by the receiving party, as indicated by the time stamp). A formal notification that has not been accepted within [***] after sending is considered to have been accepted.

Formal notifications on paper sent by registered post with proof of delivery (only after the payment of the balance) are considered to have been made on either:

-	the delivery date registered by the postal service or
-	the deadline for collection at the post office.

If the electronic exchange system is temporarily unavailable, the sending party cannot be considered in breach of its obligation to send a communication within a specified deadline.

52.3.Addresses for communication

The electronic exchange system must be accessed via the following URL:

https://ec.europa.eu/info/funding-tenders/opportunities/portal/screen/myarea/projects

The Agency will formally notify the coordinator and beneficiaries in advance any changes to this URL.

Formal notifications on paper (only after the payment of the balance) addressed to the Agency must be sent to the official mailing address indicated on the Agency’s website.

Formal notifications on paper (only after the payment of the balance) addressed to the beneficiaries must be sent to their legal address as specified in the Participant Portal Beneficiary Register.

ARTICLE 53 - INTERPRETATION OF THE AGREEMENT

53.1.Precedence of the Terms and Conditions over the Annexes

The provisions in the Terms and Conditions of the Agreement take precedence over its Annexes.

Annex 2 takes precedence over Annex 1.

53.2.Privileges and immunities

Not applicable

ARTICLE 54 - CALCULATION OF PERIODS, DATES AND DEADLINES

In accordance with Regulation No 1182/7130 , periods expressed in days, months or years are calculated from the moment the triggering event occurs.

The day during which that event occurs is not considered as falling within the period.

ARTICLE 55 - AMENDMENTS TO THE AGREEMENT

55.1.Conditions

The Agreement may be amended, unless the amendment entails changes to the Agreement which would call into question the decision awarding the grant or breach the principle of equal treatment of applicants.

Amendments may be requested by any of the parties.

55.2.Procedure

The party requesting an amendment must submit a request for amendment signed in the electronic exchange system (see Article 52).

The coordinator submits and receives requests for amendment on behalf of the beneficiaries (see Annex 3).

If a change of coordinator is requested without its agreement, the submission must be done by another beneficiary (acting on behalf of the other beneficiaries).

The request for amendment must include:

-	the reasons why;
-	the appropriate supporting documents, and

-	for a change of coordinator without its agreement: the opinion of the coordinator (or proof that this opinion has been requested in writing).

The Agency may request additional information.

If the party receiving the request agrees, it must sign the amendment in the electronic exchange system within [***] of receiving notification (or any additional information the Agency has requested). If it does not agree, it must formally notify its disagreement within the same deadline. The deadline may be extended, if necessary for the assessment of the request. If no notification is received within the deadline, the request is considered to have been rejected.

An amendment enters into force on the day of the signature of the receiving party.

An amendment takes effect on the date agreed by the parties or, in the absence of such an agreement, on the date on which the amendment enters into force.

ARTICLE 56 - ACCESSION TO THE AGREEMENT

56.1.Accession of the beneficiaries mentioned in the Preamble

The other beneficiaries must accede to the Agreement by signing the Accession Form (see Annex 3) in the electronic exchange system (see Article 52) within [***] after its entry into force (see Article 58).

They will assume the rights and obligations under the Agreement with effect from the date of its entry into force (see Article 58).

If a beneficiary does not accede to the Agreement within the above deadline, the coordinator must — within [***] — request an amendment to make any changes necessary to ensure proper implementation of the action. This does not affect the Agency’s right to terminate the Agreement (see Article 50).

56.2.Addition of new beneficiaries

In justified cases, the beneficiaries may request the addition of a new beneficiary.

For this purpose, the coordinator must submit a request for amendment in accordance with Article 55. It must include an Accession Form (see Annex 3) signed by the new beneficiary in the electronic exchange system (see Article 52).

New beneficiaries must assume the rights and obligations under the Agreement with effect from the date of their accession specified in the Accession Form (see Annex 3).

ARTICLE 57 - APPLICABLE LAW AND SETTLEMENT OF DISPUTES

57.1.Applicable law

The Agreement is governed by the applicable EU law, supplemented if necessary by the law of Belgium.

57.2.Dispute settlement

If a dispute concerning the interpretation, application or validity of the Agreement cannot be settled amicably, the General Court — or, on appeal, the Court of Justice of the European Union — has sole jurisdiction. Such actions must be brought under Article 272 of the Treaty on the Functioning of the EU (TFEU).

As an exception, if such a dispute is between the Agency and RSB ROUNDTABLE ON SUSTAINABLE BIOMAATERIALS ASSOCIATION, the competent Belgian courts have sole jurisdiction.

If a dispute concerns administrative sanctions, offsetting or an enforceable decision under Article 299 TFEU (see Articles 44, 45 and 46), the beneficiaries must bring action before the General Court — or, on appeal, the Court of Justice of the European Union — under Article 263 TFEU. Actions against offsetting and enforceable decisions must be brought against the Commission (not against the Agency).

ARTICLE 58 - ENTRY INTO FORCE OF THE AGREEMENT

The Agreement will enter into force on the day of signature by the Agency or the coordinator, depending on which is later.

SIGNATURES

For the Coordinator	For the Agency

/s/ Authorized Signatory	/s/ Authorized Signatory

Annex 1 (part A)

Innovation action

NUMBER - [***] - FLITE

Table of Contents

1.1. The project summary	3
1.2. The list of beneficiaries	4
1.3. Workplan Tables - Detailed implementation	5
1.3.1. WT1 List of work packages	5
1.3.2. WT2 List of deliverables	6
1.3.3. WT3 Work package descriptions	13
Work package 1	13
Work package 2	19
Work package 3	24
Work package 4	27
Work package 5	30
Work package 6	34
Work package 7	38
Work package 8	43
1.3.4. WT4 List of milestones	44
1.3.5. WT5 Critical Implementation risks and mitigation actions	46
1.3.6 WT6 Summary of project effort in person-months	49
1.3.7. WT7 Tentative schedule of project reviews	50

1.1 The project summary

Project Number	[***]	Project Acronym	FLITE
One form per project
General information
Project title	Fuel via Low Carbon Integrated Technology from Ethanol
Starting date	The first day of the month after the signature by the Agency
Duration in months	48
Call (part) identifier	[***]
Topic	[***]
Fixed EC Keywords	[***]
Free keywords
Abstract
[***]

1. Project number

The project number has been assigned by the Commission as the unique identifier for your project. It cannot be changed. The project number should appear on each page of the grant agreement preparation documents (part A and part B) to prevent errors during its handling.

2. Project acronym

Use the project acronym as given in the submitted proposal. It can generally not be changed. The same acronym should appear on each page of the grant agreement preparation documents (part A and part B) to prevent errors during its handling.

3. Project title

Use the title (preferably no longer than 200 characters) as indicated in the submitted proposal. Minor corrections are possible if agreed during the preparation of the grant agreement.

4. Starting date

Unless a specific (fixed) starting date is duly justified and agreed upon during the preparation of the Grant Agreement, the project will start on the first day of the month following the entry into force of the Grant Agreement (NB : entry into force = signature by the Agency). Please note that if a fixed starting date is used, you will be required to provide a written justification.

5. Duration

Insert the duration of the project in full months.

6. Call (part) identifier

The Call (part) identifier is the reference number given in the call or part of the call you were addressing, as indicated in the publication of the call in the Official Journal of the European Union. You have to use the identifier given by the Commission in the letter inviting to prepare the grant agreement.

7. Abstract

8. Project Entry Month

The month at which the participant joined the consortium, month 1 marking the start date of the project, and all other start dates being relative to this start date.

9. Work Package number

Work package number: WP1, WP2, WP3, ..., WPn

10. Lead beneficiary

This must be one of the beneficiaries in the grant (not a third party) - Number of the beneficiary leading the work in this work package

11. Person-months per work package

The total number of person-months allocated to each work package.

12. Start month

Relative start date for the work in the specific work packages, month 1 marking the start date of the project, and all other start dates being relative to this start date.

13. End month

Relative end date, month 1 marking the start date of the project, and all end dates being relative to this start date.

14. Deliverable number

Deliverable numbers: D1 - Dn

15. Type

Please indicate the type of the deliverable using one of the following codes:

R Document, report

DEM Demonstrator, pilot, prototype

DEC Websites, patent fillings, videos, etc.

OTHER

ETHICS Ethics requirement

ORDP Open Research Data Pilot

DATA data sets, microdata, etc.

16. Dissemination level

Please indicate the dissemination level using one of the following codes:

PU Public

CO Confidential, only for members of the consortium (including the Commission Services)

EU-RES Classified Information: RESTREINT UE (Commission Decision 2005/444/EC)

EU-CON Classified Information: CONFIDENTIEL UE (Commission Decision 2005/444/EC)

EU-SEC Classified Information: SECRET UE (Commission Decision 2005/444/EC)

17. Delivery date for Deliverable

Month in which the deliverables will be available, month 1 marking the start date of the project, and all delivery dates being relative to this start date.

18. Milestone number

Milestone number:MS1, MS2, ..., MSn

19. Review number

Review number: RV1, RV2, ..., RVn

20. Installation Number

Number progressively the installations of a same infrastructure. An installation is a part of an infrastructure that could be used independently from the rest.

21. Installation country

Code of the country where the installation is located or IO if the access provider (the beneficiary or linked third party) is an international organization, an ERIC or a similar legal entity.

22. Type of access

TA-uc if trans-national access with access costs declared on the basis of unit cost,

TA-ac if trans-national access with access costs declared as actual costs, and

TA-cb if trans-national access with access costs declared as a combination of actual costs and costs on the basis of unit cost,

VA-uc if virtual access with access costs declared on the basis of unit cost,

VA-ac if virtual access with access costs declared as actual costs, and

VA-cb if virtual access with access costs declared as a combination of actual costs and costs on the basis of unit cost.

23. Access costs

Cost of the access provided under the project. For virtual access fill only the second column. For trans-national access fill one of the two columns or both according to the way access costs are declared. Trans-national access costs on the basis of unit cost will result from the unit cost by the quantity of access to be provided.

ANNEX 2a

ADDITIONAL INFORMATION ON THE ESTIMATED BUDGET

>	Instructions and footnotes in blue will not appear in the text generated by the IT system (since they are internal instructions only).
>	For options [in square brackets]: the applicable option will be chosen by the IT system. Options not chosen will automatically not appear.
>	For fields in [grey in square brackets] (even if they are part of an option as specified in the previous item): IT system will enter the appropriate data.

Transitory period: Until SyGMa fully supports Annex 2a, you must prepare it manually (using this template by choosing and deleting the options/entering the appropriate data).

For the ‘unit cost tables’: either fill them out manually or use currently existing tables from Annex 1 or the proposal.

The document can then be uploaded in SyGMa and attached to the grant agreement.

Unit cost for SME owners/natural beneficiaries without salary

1. Costs for a [SME owner][beneficiary that is a natural person] not receiving a salary

Units: hours worked on the action

Amount per unit (‘hourly rate’): calculated according to the following formula:

{the monthly living allowance for researchers in MSCA-IF actions / 143 hours}

multiplied by

{country-specific correction coefficient of the country where the beneficiary is established}

The monthly living allowance and the country-specific correction coefficients are set out in the Work Programme (section 3 MSCA) in force at the time of the call:

-for calls before Work Programme 2018-2020:

-	for the monthly living allowance: EUR 4 650
-	for the country-specific correction coefficients: see Work Programme 2014-2015 and Work Programme 2016-2017 (available on the Participant Portal Reference Documents page)

-for calls under Work Programme 2018-2020:

-	for the monthly living allowance: EUR 4 880
-	for the country-specific correction coefficients: see Work Programme 2018-2020 (available on the Participant Portal Reference Documents page)

[additional OPTION for beneficiaries/linked third parties that have opted to use the unit cost (in the proposal/with an amendment): For the following beneficiaries/linked third parties, the amounts per unit (hourly rate) are fixed as follows:

-beneficiary/linked third party [short name]: EUR [insert amount]

-beneficiary/linked third party [short name]: EUR [insert amount]
[same for other beneficiaries/linked third parties, if necessary] ]

Estimated number of units: see Annex 2

Energy efficiency measures unit cost

2. Costs for energy efficiency measures in buildings

Unit: m2 of eligible ‘conditioned’ (i.e. built or refurbished) floor area

Amount per unit*: see (for each beneficiary/linked third party and BEST table) the ‘unit cost table’ attached

* Amount calculated as follows:

{EUR 0.1 x estimated total kWh saved per m2 per year x 10}

Estimated number of units: see (for each beneficiary/linked third party and BEST table) the ‘unit cost table’ attached

Unit cost table (energy efficiency measures unit cost)1

Short name beneficiary/linked third party	BEST No	Amount per unit	Estimated No of units	Total unit cost (cost per unit x estimated no of units)

Data from the ‘building energy specification table (BEST)’ that is part of the proposal and Annex 1.

Research infrastructure unit cost

3.Access costs for providing trans-national access to research infrastructure

Units2: see (for each access provider and installation) the ‘unit cost table’ attached

Amount per unit*: see (for each access provider and installation) the ‘unit cost table’ attached

* Amount calculated as follows:

average annual total access cost to the installation (over past two years3)

_

average annual total quantity of access to the installation (over past two years4)

Estimated number of units: see (for each access provider and installation) the ‘unit cost table’ attached

Unit cost table (access to research infrastructure unit cost)5

Short name access provider	Short name infrastru cture	Installation		Unit of access	Amount per unit	Estimated No of units	Total unit cost (cost per unit x estimated no of units)
		No	Short name

Clinical studies unit cost

4.Costs for clinical studies

Units: patients/subjects that participate in the clinical study

Amount per unit*: see (for each sequence (if any), clinical study and beneficiary/linked third party) the ‘unit cost table’ attached

* Amount calculated, for the cost components of each task, as follows:

For personnel costs:

For personnel costs of doctors: ‘average hourly cost for doctors’, i.e.:

{certified or auditable total personnel costs for doctors for year N-1

{1720 * number of full-time-equivalent for doctors for year N-1}

multiplied by

estimated number of hours to be worked by doctors for the task (per participant)}

For personnel costs of other medical personnel: ‘average hourly cost for other medical personnel’, i.e.:

{certified or auditable total personnel costs for other medical personnel for year N-1

{1720 * number of full-time-equivalent for other medical personnel for year N-1}

2Unit of access (e.g. beam hours, weeks of access, sample analysis) fixed by the access provider in proposal.

3In exceptional and duly justified cases, the Commission/Agency may agree to a different reference period.

4In exceptional and duly justified cases, the Commission/Agency may agree to a different reference period.

5Data from the ‘table on estimated costs/quantity of access to be provided’ that is part of the proposal and Annex 1.

multiplied by

estimated number of hours to be worked by other medical personnel for the task (per participant)}

For personnel costs of technical personnel: ‘average hourly cost for technical personnel’, i.e.:

{certified or auditable total personnel costs for technical personnel for year N-1

_

{1720 * number of full-time-equivalent for technical personnel for year N-1}

multiplied by

estimated number of hours to be worked by technical personnel for the task (per participant)}

‘total personnel costs’ means actual salaries + actual social security contributions + actual taxes and other costs included in the remuneration, provided they arise from national law or the employment contract/equivalent appointing act

For consumables:

For each cost item: ‘average price of the consumable’, i.e.:

{{certified or auditable total costs of purchase of the consumable in year N-1

_______________________________________________________________________

total number of items purchased in year N-1}

multiplied by

estimated number of items to be used for the task (per participant)}

‘total costs of purchase of the consumable’ means total value of the supply contracts (including related duties, taxes and charges such as non-deductible VAT) concluded by the beneficiary for the consumable delivered in year N-1, provided the contracts were awarded according to the principle of best value- for-money and without any conflict of interests

For medical equipment:

For each cost item: ‘average cost of depreciation and directly related services per unit of use’, i.e.:

{{ certified or auditable total depreciation costs in year N-1 + certified or auditable total costs of purchase of services in year N-1 for the category of equipment concerned}

_________________________________________________________________________________________

total capacity in year N-1

multiplied by

estimated number of units of use of the equipment for the task (per participant)}

‘total depreciation costs’ means total depreciation allowances as recorded in the beneficiary’s accounts of year N-1 for the category of equipment concerned, provided the equipment was purchased according to the principle of best value for money and without any conflict of interests + total costs of renting or leasing contracts (including related duties, taxes and charges such as non-deductible VAT) in year N-1 for the category of equipment concerned, provided they do not exceed the depreciation costs of similar equipment and do not include finance fees

For services:

For each cost item: ‘average cost of the service per study participant’, i.e.:

{certified or auditable total costs of purchase of the service in year N-1

_________________________________________________________________________________________

total number of patients or subjects included in the clinical studies for which the service was delivered in year N-1}

‘total costs of purchase of the service’ means total value of the contracts concluded by the beneficiary (including related duties, taxes and charges such as non-deductible VAT) for the specific service delivered in year N-1 for the conduct of clinical studies, provided the contracts were awarded according to the principle of best value for money and without any conflict of interests

For indirect costs:

{{{cost component ‘personnel costs’ + cost component ‘consumables’ + cost component ‘medical equipment’}

minus

{costs of in-kind contributions provided by third parties which are not used on the beneficiary’s premises + costs of providing financial support to third parties (if any) }}

multiplied by

25%}

The estimation of the resources to be used must be done on the basis of the study protocol and must be the same for all beneficiaries/linked third parties/third parties involved.

The year N-1 to be used is the last closed financial year at the time of submission of the grant application.

Estimated number of units: see (for each clinical study and beneficiary/linked third party) the ‘unit cost table’ attached

Unit cost table: clinical studies unit cost6

Task, Direct cost categories	Resource per patient	Costs year N-1 Beneficiary 1 [short name]	Costs year N-1 Linked third party 1a [short name]	Costs year N-1 Beneficiary 2 [short name]	Costs year N-1 Linked third party 2a [short name]	Costs year N-1 Third party giving in-kind contributi ons 1 [short name]
Sequence No. 1

Task No. 1 Blood sample
(a)Personnel costs: - Doctors	n/a
- Other Medical Personnel	Phlebotomy (nurse), 10 minutes	8,33 EUR	11,59 EUR	10,30 EUR	11,00 EUR	9,49 EUR
- Technical Personnel	Sample Processing (lab technician), 15 minutes	9,51 EUR	15,68 EUR	14,60 EUR	15,23 EUR	10,78 EUR
(b)Costs of consumables:	Syringe	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	Cannula	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	Blood container	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(c)Costs of medical equipment:	Use of -80° deep freezer, 60 days	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	Use of centrifuge, 15 minutes	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(d)Costs of services	Cleaning of XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(e)Indirect costs (25% flat-rate)		XX EUR	XX EUR	XX EUR	XX EUR	XX EUR

Task No. 2
...
Amount per unit (unit cost sequence 1):		XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
Sequence No. 2

Task No. 1
XXX
(a)Personnel costs: - Doctors	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
- Other Medical Personnel	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
- Technical Personnel	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(b)Costs of consumables:	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(c)Costs of medical equipment:	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(d)Costs of services	XXX	XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
(e)Indirect costs (25% flat-rate)		XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
Task No. 2
...
Amount per unit (unit cost sequence 2):		XX EUR	XX EUR	XX EUR	XX EUR	XX EUR
...
Amount per unit (unit cost entire study):		XX EUR	XX EUR	XX EUR	XX EUR	XX EUR

ANNEX 3

ACCESSION FORM FOR BENEFICIARIES

RSB ROUNDTABLE ON SUSTAINABLE BIOMAATERIALS ASSOCIATION (RSB), established in CHEMIN DE BALEXERT 7, CHATELAINE 1219, Switzerland, VAT number: [***], (‘the beneficiary’), represented for the purpose of signing this Accession Form by the undersigned, hereby agrees

to become beneficiary No (‘2’)

in Grant Agreement No [***] (‘the Agreement’)

between SKYNRG BV and the Innovation and Networks Executive Agency (INEA) ('the Agency'), under the powers delegated by the European Commission ('the Commission'),

for the action entitled ‘Fuel via Low Carbon Integrated Technology from Ethanol (FLITE)’.

and mandates

the coordinator to submit and sign in its name and on its behalf any amendments to the Agreement, in accordance with Article 55.

By signing this Accession Form, the beneficiary accepts the grant and agrees to implement it in accordance with the Agreement, with all the obligations and conditions it sets out.

SIGNATURE

For the beneficiary

ANNEX 3

ACCESSION FORM FOR BENEFICIARIES

LANZATECH BV (LTBV), established in HERIKERBERGWEG 238 LUNA ARENA, AMSTERDAM 1101 CM, Netherlands, (‘the beneficiary’), represented for the purpose of signing this Accession Form by the undersigned,

hereby agrees

to become beneficiary No (‘3’)

in Grant Agreement No [***] (‘the Agreement’)

between SKYNRG BV and the Innovation and Networks Executive Agency (INEA) ('the Agency'), under the powers delegated by the European Commission ('the Commission'),

for the action entitled ‘Fuel via Low Carbon Integrated Technology from Ethanol (FLITE)’.

and mandates

the coordinator to submit and sign in its name and on its behalf any amendments to the Agreement, in accordance with Article 55.

By signing this Accession Form, the beneficiary accepts the grant and agrees to implement it in accordance with the Agreement, with all the obligations and conditions it sets out.

SIGNATURE

For the beneficiary

ANNEX 3

ACCESSION FORM FOR BENEFICIARIES

E4TECH (UK) LTD (E4TECH), established in VICTORIA STREET 83, LONDON SW1H 0HW, United Kingdom, VAT number: [***], (‘the beneficiary’), represented for the purpose of signing this Accession Form by the undersigned, hereby agrees

to become beneficiary No (‘4’)

in Grant Agreement No [***] (‘the Agreement’)

between SKYNRG BV and the Innovation and Networks Executive Agency (INEA) ('the Agency'), under the powers delegated by the European Commission ('the Commission'),

for the action entitled ‘Fuel via Low Carbon Integrated Technology from Ethanol (FLITE)’.

and mandates

the coordinator to submit and sign in its name and on its behalf any amendments to the Agreement, in accordance with Article 55.

By signing this Accession Form, the beneficiary accepts the grant and agrees to implement it in accordance with the Agreement, with all the obligations and conditions it sets out.

SIGNATURE

For the beneficiary

ANNEX 3

ACCESSION FORM FOR BENEFICIARIES

FRAUNHOFER GESELLSCHAFT ZUR FOERDERUNG DER ANGEWANDTEN

FORSCHUNG E.V. (Fraunhofer), established in HANSASTRASSE 27C, MUNCHEN 80686, Germany, VAT number: [***], (‘the beneficiary’), represented for the purpose of signing this Accession Form by the undersigned, hereby agrees

to become beneficiary No (‘5’)

in Grant Agreement No [***] (‘the Agreement’)

between SKYNRG BV and the Innovation and Networks Executive Agency (INEA) ('the Agency'), under the powers delegated by the European Commission ('the Commission'),

for the action entitled ‘Fuel via Low Carbon Integrated Technology from Ethanol (FLITE)’.

and mandates

the coordinator to submit and sign in its name and on its behalf any amendments to the Agreement, in accordance with Article 55.

By signing this Accession Form, the beneficiary accepts the grant and agrees to implement it in accordance with the Agreement, with all the obligations and conditions it sets out.

SIGNATURE

For the beneficiary